UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.)

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DIGI INTERNATIONAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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DIGI INTERNATIONAL INC.

11001 Bren Road East

Minnetonka, Minnesota 55343

952/912-3444

December 11, 2015

Dear Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders to be held at our corporate world headquarters at 11001 Bren Road East in Minnetonka, Minnesota, commencing at 3:30 p.m., Central Standard Time, on Monday, February 1, 2016.

The Secretary’s Notice of Annual Meeting and the Proxy Statement that follow describe the matters to come before the meeting. We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed proxy and return it in the accompanying postage-paid reply envelope as quickly as possible, even if you plan to attend the Annual Meeting. If you later desire to revoke the proxy, you may do so at any time before it is exercised.

Sincerely,

William N. Priesmeyer

Chairman of the Board

DIGI INTERNATIONAL INC.

Notice of Annual Meeting of Stockholders

to be held on

February 1, 2016

The Annual Meeting of Stockholders of Digi International Inc. will be held at our corporate world headquarters, 11001 Bren Road East, Minnetonka, Minnesota, at 3:30 p.m., Central Standard Time, on Monday, February 1, 2016, for the following purposes:

1.	To elect two directors for a three-year term.

2.	To approve the Digi International Inc. 2016 Omnibus Incentive Plan.

3.	To cast a non-binding advisory vote on executive compensation (“Say-on-Pay”).

4.	To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for the fiscal year ending September 30, 2016.

5.	To transact such other business as may properly be brought before the meeting.

The Board of Directors has fixed December 4, 2015 as the record date for the meeting, and only stockholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

Your proxy is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to be present at the meeting, please vote your shares by proxy as quickly as possible. You may revoke your proxy at any time prior to its exercise, and voting by proxy will not affect your right to vote in person if you attend the meeting and revoke the proxy.

By Order of the Board of Directors,

David H. Sampsell

Vice President, Corporate Development, General Counsel & Corporate Secretary

Minnetonka, Minnesota

December 11, 2015

i

PROXY STATEMENT

GENERAL INFORMATION

Proxies are being solicited by the Board of Directors of Digi International Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), for use in connection with the Annual Meeting of Stockholders to be held on Monday, February 1, 2016, at our corporate world headquarters, 11001 Bren Road East, Minnetonka, Minnesota, commencing at 3:30 p.m., Central Standard Time, and at any adjournments thereof. Only stockholders of record at the close of business on December 4, 2015 will be entitled to vote at such meeting or adjournments.

The address of our principal executive office is 11001 Bren Road East, Minnetonka, Minnesota 55343 and our telephone number is (952) 912-3444. The mailing of this Proxy Statement and a proxy card, or a Notice Regarding the Availability of Proxy Materials, to stockholders will commence on or about December 14, 2015.

Shares of Common Stock Outstanding on Record Date. Our Common Stock, par value $.01 per share, is our only authorized and issued voting security. At the close of business on December 4, 2015, there were 25,565,850 shares of Common Stock outstanding, each of which is entitled to one vote.

Vote Required on Proposals

•

Election of Directors – A plurality of the votes of our outstanding shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required for the election of directors. Holders of Common Stock are not entitled to cumulate their votes for the election of directors.

•

2016 Omnibus Incentive Plan – The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the meeting and entitled to vote is required for the approval of the Digi International Inc. 2016 Omnibus Incentive Plan.

•

Say-on-Pay Proposal – The Say-on-Pay proposal is advisory and not binding. We will consider stockholders to have approved, on an advisory basis, our executive compensation if the number of votes “for” the proposal exceeds the number of votes “against” the proposal.

•

Ratification of Auditors – The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required for approval of the proposal to ratify the appointment of auditors.

Abstentions and Broker Non-Votes. Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum at the meeting. However, shares of a stockholder who abstains, withholds authority to vote for the election of directors or does not otherwise vote in person or by proxy (including broker non-votes) will not be counted for the election of directors or approval of the Say-on-Pay proposal. An abstention will have the effect of a vote against the 2016 Omnibus Incentive Plan and the ratification of auditors.

Expenses of Soliciting. We will pay the cost of soliciting proxies. In addition to solicitation by the use of the mails, certain of our directors, officers and employees may solicit proxies by telephone, email or personal contact, and have requested brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of our stock and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials. To assist the Company in soliciting proxies for the 2015 Annual Meeting of Stockholders, the Company has retained Proxy Advisory LLC for a total fee not expected to exceed $10,000 plus out-of-pocket expenses.

Stockholder Proposals. Stockholder proposals (other than director nominations) that are submitted for inclusion in our proxy statement for our 2016 Annual Meeting of Stockholders must follow the procedures set forth in Rule 14a-8 promulgated under the Securities Exchange Act of 1934 and our By-Laws. To be timely, such proposals must be received by us at our principal executive office no later than August 16, 2016.

If a stockholder does not submit a proposal for inclusion in our proxy statement but desires to propose an item of business to be considered at an annual meeting of stockholders or to nominate persons for election as director at an annual meeting, then the stockholder must give timely written notice of such proposal or nominations to our Secretary at our principal executive office. To be timely under our By-Laws, we must receive notice of the stockholder’s intention to propose an item of business or to nominate persons for election as director not less than 120 days before the first anniversary of the date of the preceding year’s annual meeting (unless the date of the annual meeting is more than 30 days before or 60 days after such anniversary date, in which case such notice will be timely only if delivered not less than 120 days before the annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting), and the notice must otherwise comply with certain other requirements contained in our By-Laws as well as all applicable statutes and regulations.

Assuming that our next annual meeting of stockholders is held not more than 30 days before nor more than 60 days after the one-year anniversary of this year’s Annual Meeting, we must receive notice of a stockholder’s intention to propose an item of business or nominate persons for election as a director on or before October 4, 2016. A stockholder’s notice will not be deemed to be submitted until we have received all of the required information.

HOW TO VOTE

Your vote is important. We encourage you to vote promptly. Internet and telephone voting is available through 10:59 p.m. Central Standard Time on Sunday, January 31, 2016. If you received a Notice Regarding the Availability of Proxy Materials, you may vote as instructed in the notice. If you received paper copies of this Proxy Statement, you may vote in one of the following ways:

By Telephone. If you are located in the United States or Canada, you can vote your shares by calling the toll-free telephone number on your proxy card or in the instructions that accompany your proxy materials. You may vote by telephone 24 hours a day. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card or your voting instruction form.

By Internet. You can also vote your shares by the Internet. Your proxy card indicates the Web site you may access for Internet voting. You may vote by the Internet 24 hours a day. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. If you hold your shares in street name, please follow the Internet voting instructions that accompany your proxy materials. You may incur telephone and Internet access charges if you vote by the Internet. If you vote by the Internet, you do not need to return your proxy card or your voting instruction form.

By Mail. If you are a holder of record and received a paper copy of the proxy card by mail, you can vote by marking, dating, and signing your proxy card and returning it by mail in the envelope provided. If you hold your shares in street name, you can vote by completing and mailing the voting instruction form.

At the Meeting. The way you vote your shares now will not limit your right to change your vote at the meeting if you attend in person. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote these shares at the meeting.

All shares that have been properly voted and not revoked will be voted as you have directed at the meeting. If you sign and return your proxy card without any voting instructions, your shares will be voted as the Board of Directors recommends.

Revocation of Proxies. You can revoke your proxy at any time before your shares are voted if you (1) submit a written revocation to our corporate secretary at our executive offices before the meeting, or at the meeting, (2) submit a timely later-dated proxy (or voting instruction form if you hold shares in street name), (3) provide timely subsequent telephone or Internet voting instructions, or (4) vote in person at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on February 1, 2016:

The Proxy Statement and Annual Report to Stockholders are available at:

https://materials.proxyvote.com/253798

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock, as of December 4, 2015, by each of our directors or nominees for director, by each of our executive officers named in the Summary Compensation Table herein, by all directors, nominees and executive officers as a group, and by each stockholder who is known by us to own beneficially more than 5% of our outstanding Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage Outstanding Shares
Directors, nominees and executive officers:
Ronald E. Konezny	127,442	(2)	*
Michael C. Goergen	—		—
Jon A. Nyland	174,002	(3)	*
Kevin C. Riley	158,664	(4)	*
Joel K. Young	406,891	(5)	1.6%
Joseph T. Dunsmore	14,509		*
Steven E. Snyder	142,730	(6)	*
Guy C. Jackson	150,388	(7)	*
Satbir Khanuja, Ph.D.	24,122	(8)	*
Spiro C. Lazarakis	—		—
Ahmed Nawaz	234,222	(9)	*
William N. Priesmeyer	129,423	(10)	*
Girish Rishi	24,122	(8)	*
All directors, nominees and executive officers as a group (14 persons)	1,781,149	(11)	6.6%

Other beneficial owners:
EdgePoint Investment Group Inc. 150 Bloor Street West, Suite 500 Toronto, Ontario M5S 2X0, Canada	2,689,963	(12)	10.5%
Riverbridge Partners LLC 80 South Eighth Street, Suite 1200 Minneapolis, MN 55402	2,278,090	(13)	9.5%
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	2,274,718	(14)	8.9%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	2,099,868	(15)	8.7%
Boston Partners LLC One Beacon Street, 30th Floor Boston, MA 02108	1,426,770	(16)	5.9%

*	Less than one percent.
(1)

Unless otherwise indicated in a footnote below, (i) the listed beneficial owner has sole voting power and investment power with respect to such shares, and (ii) no director or executive officer has pledged as security any shares shown as beneficially owned. Includes shares subject to options that are currently exercisable and shares subject to options and restricted stock units that are scheduled to become exercisable or vest and settle, as applicable, within 60 days of December 4, 2015. Excludes fractional shares held by any listed beneficial owner.

(2)	Includes 81,250 shares subject to options and 43,750 shares subject to restricted stock units.
(3)	Includes 161,980 shares subject to options and 4,167 shares subject to restricted stock units.
(4)	Includes 133,021 shares subject to options and 7,500 shares subject to restricted stock units.
(5)	Includes 396,355 shares subject to options and 4,167 shares subject to restricted stock units.
(6)	Includes 126,432 shares subject to options.
(7)	Includes 105,681 shares subject to options and 7,400 shares subject to restricted stock units.
(8)	Includes 7,400 shares subject to restricted stock units.
(9)	Includes 112,515 shares subject to options and 7,400 shares subject to restricted stock units.
(10)	Includes 100,681 shares subject to options and 7,400 shares subject to restricted stock units.
(11)	Includes 1,411,172 shares subject to options and 109,085 shares subject to restricted stock units.
(12)

Based on Amendment No. 3 to Schedule 13G filed on February 4, 2015, reflecting beneficial ownership as of December 31, 2014. EdgePoint Investment Group Inc. (“EIG”) is an advisor/portfolio manager (investment fund manager) registered with the Ontario Securities Commission and is the advisor/portfolio manager to each of (ii) Cymbria Corporation (“Cymbria”), a closed end fund corporation; (iii) EdgePoint Global Growth & Income Portfolio (“EPG G&I”), a mutual fund trust; (iv) EdgePoint Global Portfolio (“EPG”), a mutual fund trust; and (v) St. James’s Place Global Equity Unit Trust (“SJPGEUT” and together with Cymbria, EPG G&I, and EPG, the “Funds”), a unit trust collective investment scheme. EIG and each of the EIG Funds are party to an investment management agreement pursuant to which all voting and dispositive power over securities held by each Fund is delegated to EIG. The investment management agreement can be terminated by any party on 60 days’ prior notice with the exception of SJPGEUT where 90 days’ prior notice is required by EIG and no notice by is required by SJPGEUT. EIG reported possessing shared voting and dispositive power over all of the shares reported. EPG reported individually possessing shared voting and dispositive power over 1,361,100 of the reported shares, representing approximately 5.3% of the outstanding shares.
(13)

Based on Amendment No. 8 to Schedule 13G filed by Riverbridge Partners LLC on January 29, 2015, reflecting beneficial ownership as of December 31, 2014. Riverbridge Partners LLC reported possessing sole voting power over 1,789,691 shares and sole dispositive power over all of the shares.

(14)

Based on Amendment No. 6 to Schedule 13G filed by BlackRock, Inc. on January 12, 2015, reflecting beneficial ownership as of December 31, 2014. BlackRock, Inc. reported possessing sole voting power over 2,234,216 shares and sole dispositive power over all of the shares.

(15)

Based on Amendment No. 7 to Schedule 13G filed by Dimensional Fund Advisors LP on February 5, 2015, reflecting beneficial ownership as of December 31, 2014. Dimensional Fund Advisors LP reported possessing sole voting power over 2,043,480 shares and sole dispositive power over all of the shares. Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over securities that are owned by four investment companies to which Dimensional Fund Advisors LP furnishes investment advice and certain other commingled group trusts and separate accounts to which Dimensional Fund Advisors LP may act as adviser or sub-adviser (collectively, the “Dimensional Funds”), and may be deemed to be the beneficial owner of the shares held by the Dimensional Funds. However, all such securities are owned by the Dimensional Funds. Dimensional disclaims beneficial ownership of such securities.

(16)

Based on Schedule 13G filed by Boston Partners on February 11, 2015, reflecting beneficial ownership as of December 31, 2014. Boston Partners reported possessing sole voting power over 881,070 shares and sole dispositive power over all of the shares.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our business is overseen by our Board of Directors with the number of directors, not less than three, fixed from time to time by the Board. The Board is divided into three classes as nearly equal in number as possible, and directors typically are elected to a designated class for a term of three years. The Board has fixed at two the number of directors to be elected to the Board at the 2016 Annual Meeting of Stockholders. The Nominating and Governance Committee has nominated Messrs. Lazarakis and Nawaz to stand for election for three-year terms. Guy C. Jackson, whose present term as a director is set to expire at the 2016 Annual Meeting of Stockholders, is retiring from the Board and is not standing for re-election. Proxies solicited by the Board will, unless otherwise directed, be voted to elect the nominees named below.

Each of the nominees named below is currently a director of our Company, and each has indicated a willingness to serve as a director. The Nominating and Governance Committee of the Board of Directors selected each of the below named nominees. In case any nominee is not a candidate for any reason, the proxies named in the enclosed proxy card may vote for a substitute nominee selected by the Nominating and Governance Committee.

Following is certain information regarding the nominees for the office of director and the current directors whose terms expire after the 2016 Annual Meeting:

Nominees for Terms Expiring in 2019

Spiro C. Lazarakis, age 60

Mr. Lazarakis joined our Board of Directors in July, 2015. Before his retirement in July, 2015, he served in various roles at Ernst & Young LLP since 1989, including most recently as lead partner in charge of audit services for a number of technology companies. Mr. Lazarakis was one of the most experienced assurance partners in Ernst & Young’s Northern California Technology practice. He had over 35 years of experience serving technology companies, ranging from large multinationals to smaller, pre-public growth companies and venture-backed start-up entities. He focused on serving companies in the Internet, software, networking, Software-as-a-Service and semiconductor sectors. He served Blue Coat Systems, Juniper Networks and Infoblox among others during his career. Mr. Lazarakis also serves as a director of Western Technology Investment Venture Lending & Leasing VIII, LLC, a provider of debt financing to startup and emerging growth companies.

As a former assurance partner with Ernst & Young, Mr. Lazarakis has extensive high technology industry knowledge, leadership experience in management of audit and financial matters and provides expertise to our Board of Directors in such areas as finance, mergers and acquisitions, internal controls, risk management and auditing. Mr. Lazarakis’ experience qualifies him as an Audit Committee financial expert.

Ahmed Nawaz, age 65

Mr. Nawaz has been a member of our Board of Directors since October 2006. From May 2013 until October, 2015, Mr. Nawaz served as Executive Vice President of Worldwide Sales of Conexant Systems, Inc., a global manufacturer of semiconductors. Prior to joining Conexant, Mr. Nawaz was Executive Vice President, Wireless Solutions Group at Spansion Inc. from October 2010 until November 2011 when he retired from his employment with that company. From July 2009 to October 2010, Mr. Nawaz was Executive Vice President of Worldwide Sales, Marketing and Corporate Development at Spansion Inc. and from November 2006 to June 2009, he was Executive Vice President for the Wireless Solutions Division at Spansion Inc. In March 2009, Spansion Inc. filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code. Mr. Nawaz was a management consultant during 2006. Prior to that, Mr. Nawaz was Executive Vice President, Worldwide Sales of Agere Systems Inc., a provider of integrated circuit solutions, from 2001 to 2005. Mr. Nawaz was President of Worldwide Sales, Strategy and Business Development, from 2000 to 2001 and President, Integrated Circuits Division, from 1998 to 2000 of Lucent’s Microelectronics and Communications Technologies Group. He joined AT&T in 1992 and moved to Lucent following its spin-off from AT&T in 1996. Mr. Nawaz was Vice President of Lucent’s Network Communications business unit from 1996 to 1998. While at AT&T, he was Vice President of the Applications business unit from 1994 to 1995. Prior to joining AT&T, Mr. Nawaz was at Texas Instruments where he was responsible for the personal computer business unit from 1990 to 1992 and also held various marketing and product management positions.

As a highly accomplished world-wide executive in the semiconductor and telecommunications industries, Mr. Nawaz has extensive leadership expertise in sales, marketing, distribution, industry strategy and international management. His valuable experiences leading and managing large global operations with semiconductor and wireless technologies give Mr. Nawaz particular insights and perspectives important to the Board of Directors for future direction of our Company. In addition, Mr. Nawaz’s executive multinational management experiences in sales and product management, particularly in Asia Pacific, lend global technology insights to the Board’s view of future strategic direction.

Directors Whose Terms Expire in 2018

William N. Priesmeyer, age 70

Mr. Priesmeyer has been a member of our Board of Directors since November 2005 and began serving as our non-executive Chairman on December 17, 2014. He was the Chief Executive Officer of Cymbet Corporation, a manufacturer of solid state storage devices for the semiconductor industry, from 2001 until his retirement in 2014. Mr. Priesmeyer served as Senior Vice President and Chief Financial Officer of Jostens Inc., a producer of educational products, from 1997 to 2001. Prior to that, he held Chief Financial Officer positions at Waldorf Corporation, DataCard Corporation and Onan Corporation and was a Vice President at The Pillsbury Company. Mr. Priesmeyer began his career at Xerox Corporation.

As a former chief executive officer and board member of a technology company in the semiconductor industry, Mr. Priesmeyer brings to our Board extensive leadership experience in corporate strategy, manufacturing, operations, technology and finance. In addition, Mr. Priesmeyer has held chief financial officer positions in both publicly held and private companies where he employed his expertise overseeing all global financial, mergers and acquisitions, and risk management functions on a daily basis. Mr. Priesmeyer provides a continuous improvement perspective towards Company financial performance and operations for the Board. Mr. Priesmeyer’s experience qualifies him as an Audit Committee financial expert.

Girish Rishi, age 46

Mr. Rishi has been a member of our Board since June 2013. Since May, 2015 he has been Executive Vice President, Tyco International, a fire protection and security company, responsible for Tyco’s North America business unit and its global retail business. From October, 2014 until May, 2015, he served as Senior Vice President, Enterprise at Zebra Technologies. Prior to joining Zebra, he was Senior Vice President, Enterprise Solutions for Motorola Solutions, Inc., a leading provider of communications solutions that help businesses operate more efficiently, since January 2013. Prior to that, he served in a variety of roles for Motorola Solutions from 2005 to 2013, including Corporate Vice President, Enterprise Mobile Computing. From 2003 to 2004, Mr. Rishi was Senior Vice President, Marketing and Strategy at Matrics, Inc., a radio frequency identification company. From 1995 to 2003, he held positions of increasing responsibility at Symbol Technologies, where he eventually led the Europe, Middle East and Africa region.

Mr. Rishi brings to the Board a breadth of leadership experience in strategy, operations and marketing. His role in building category-leading, solutions-focused, global businesses is especially valuable as the Company evolves its strategy to provide broad-based M2M solutions.

Directors Whose Terms Expire in 2017

Satbir Khanuja, Ph.D., age 48

Dr. Khanuja has been a member of our Board of Directors since June 2013. He has been the President and Chief Executive Officer of DataSphere Technologies, Inc., an online marketing company, since 2008. Dr. Khanuja served as Senior Vice President of Marketing and Business Development of Second Space, Inc., an online services company operating a network of immersive lifestyle-oriented web sites, from 2006 to 2008. Prior to that, he held a variety of roles at Amazon.com from 1999 to 2006, including Vice President IMDb.com and Amazon In-Theater and Vice President, Worldwide Traffic. Before joining Amazon.com, Dr. Khanuja was an Engagement Manager with McKinsey & Company from 1998 to 1999.

Dr. Khanuja provides the Board with extensive leadership experience in marketing, operations and strategy. His role in the development of internet based businesses is very valuable as the Company develops cloud-based application solutions such as Digi Cold Chain solutions and operates the Digi Device CloudTM.

Ronald E. Konezny, age 47

Mr. Konezny was elected as a member of our Board of Directors effective upon the commencement of his employment as our Chief Executive Officer and President in December, 2014. From September, 2013 until his employment with us, he served as

Vice President, Global Transportation and Logistics division of Trimble Navigation Limited, a global provider of navigation and range-finding equipment and related solutions. Prior to joining Trimble, Mr. Konezny was a founder of PeopleNet, Inc. where he held a variety of executive positions since 1996, including Chief Technology Officer, Chief Financial Officer, Chief Operating Officer and, from September 1997 through PeopleNet’s acquisition by Trimble, Chief Executive Officer. PeopleNet is a leading provider of telematics solutions for the transportation industry. Mr. Konezny also serves on the board of directors of I.D. Systems, Inc.

Mr. Konezny has extensive experience in the wireless M2M industry working with solutions comprised of hardware and cloud-based applications. He brings extensive leadership experience in corporate strategy, manufacturing, operations, technology, finance and business development to the Board.

Director Independence

None of the directors or director nominees are related to any other director, director nominee or executive officer of our Company. Our Board of Directors has determined that Messrs. Jackson, Lazarakis Nawaz, Priesmeyer and Rishi and Dr. Khanuja, who constitute more than a majority of the Board, are “independent directors” as defined in the applicable listing standards of the Nasdaq Stock Market (“Nasdaq”).

In determining director independence, the Board evaluated Mr. Rishi’s employment with Tyco International (“Tyco”) because Tyco (together with its affiliated entities) has been a customer of the Company. Due primarily to the facts that the transactions between the Company and Tyco involved less than $120,000 in the last fiscal year. Mr. Rishi had no involvement in arranging the transactions and the transactions were on arms-length terms, the Committee concluded the transactions with Tyco were both beneficial and fair to the Company and do not interfere with the Mr. Rishi’s ability to exercise independent judgment in carrying out his responsibilities as a member of the Board.

Board Leadership Structure

Our Company does not have a written policy with respect to separation of the roles of Chief Executive Officer and Chairman because our Board of Directors believes it is in the best interests of our stockholders to make that determination based on the applicable circumstances. However, our Board has a policy that whenever the roles of Chief Executive Officer and Chairman are combined, the Board will appoint an independent Lead Director.

Effective December 17, 2014, our Board of Directors appointed Mr. Priesmeyer to serve as non-executive Chairman at the same time as it appointed Mr. Konezny to serve as a director and as our Chief Executive Officer. The Board believes Mr. Priesmeyer’s tenure as a member of the Board and his familiarity with our business qualifies him to serve as our non-executive Chairman. The fact that Mr. Priesmeyer is a retired executive means he will be able to devote appropriate attention to serve as our non-executive Chairman. The Board has determined that, based on the current characteristics and circumstances of the Company at this time, separating the roles of Chairman and Chief Executive Officer is appropriate and in the best interests of our stockholders.

As our non-executive Chairman, Mr. Priesmeyer: (i) presides as chair of meetings of our Board of Directors; (ii) organizes, convenes and presides over executive sessions of the independent directors, (iii) serves as a liaison between the Chief Executive Officer and the independent directors, (iv) consults with the Chief Executive Officer and other members of management in establishing schedules and agendas for meetings of the Board, and (v) serves in such other capacities with such other duties as the independent directors may determine from time to time. The Board has determined that this leadership structure is appropriate given the specific characteristics and circumstances of the Company at present.

The Board’s Role in Risk Oversight

The Board of Directors is involved actively in the oversight of risks facing our Company and endeavors to provide management with guidance on the mitigation of identified risks. While the Board generally is responsible for risk management, certain committees of the Board are responsible for specific areas of risk relating to their respective focuses:

•	Our Audit Committee is responsible for the oversight of financial risk relating to our consolidated financial statements, financial reporting processes and internal controls over financial reporting.

•

Our Compensation Committee is responsible for the oversight of company-wide compensation risk and reviews on an annual basis whether the risks arising from our compensation policies and practices with respect to our employees generally are reasonably likely to have a material adverse effect on the Company.

•	Our Nominating and Governance Committee monitors the risks related to our governance structure, policies and procedures.

The chair of each committee is responsible for reporting to the full Board of Directors the activities of the committee, the significant issues that have been presented to or otherwise discussed by the committee, and the committee’s final determination with respect to such issues, as appropriate. By leveraging the particular competencies of its committees, the Board actively utilizes its leadership structure to administer its role in the risk oversight of the Company.

Risks Arising from Compensation Policies and Practices

Our management recently conducted an evaluation of the risks arising from our company-wide compensation policies and practices with respect to employees. Management prepared a report and analysis of our compensation policies and practices and concluded that they do not create risks that are reasonably likely to have a material adverse effect on our Company. In connection with its risk oversight role, our Compensation Committee reviewed management’s analysis and conclusions.

Committees of the Board of Directors and Meeting Attendance

The Board of Directors met ten times during fiscal 2015. All directors attended at least 75% of the meetings of the Board and of the Committees on which they served during fiscal 2015. We have an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The following is a description of the functions performed by each of these committees.

Audit Committee

Our Audit Committee presently consists of Messrs. Jackson (Chairman), Lazarakis, Priesmeyer and Rishi and Dr. Khanuja. Our Board of Directors has determined that all members of the Audit Committee are “independent” as that term is defined in the applicable Nasdaq listing standards and regulations of the SEC. The Board has determined that all members are financially literate as required by the applicable Nasdaq listing standards. The Board has determined that Messrs. Jackson, Lazarakis and Priesmeyer are each an “audit committee financial expert” as defined by applicable regulations of the SEC. The Audit Committee oversees our accounting, internal controls and financial reporting process by, among other things, taking action to oversee the independence of and annual audit by the independent registered public accounting firm and selecting and appointing the independent registered public accounting firm. The Audit Committee also provides oversight of the company’s internal audit processes and, as discussed below under “Related Person Transaction Approval Policy”, is responsible for the review and approval or ratifications of transactions under our Related Person Transaction Approval Policy. The Audit Committee met nine times during fiscal 2015. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which is available on the Investor Relations section of our website, www.digi.com. The Audit Committee reviews the Audit Committee Charter annually and may make recommendations to the Board for revision of the Audit Committee Charter to reflect changing circumstances and requirements.

Compensation Committee

We have a Compensation Committee presently consisting of Messrs. Nawaz (Chairman), Jackson, Lazarakis and Rishi. Our Board of Directors has determined that all members of the Compensation Committee are “independent” as that term is defined in the applicable Nasdaq listing standards. The Compensation Committee determines the compensation of the Chief Executive Officer and all other executive officers. With respect to employees other than executive officers, the Compensation Committee oversees general compensation policies and reviews the annual incentive compensation structure. The Compensation Committee also oversees our benefit plans and the Digi International Inc. Stock Option Plan, the Digi International Inc. Non-Officer Stock Option Plan, the Digi International Inc. Employee Stock Purchase Plan, the Digi International Inc. 2000 Omnibus Stock Plan, the Digi International Inc. 2013 Omnibus Incentive Plan and the Digi International Inc. 2014 Omnibus Incentive Plan. The Compensation Committee met nine times during fiscal 2015. The responsibilities of the Compensation Committee are set forth in the Compensation Committee Charter, a copy of which is available on the Investor Relations Section of our website, www.digi.com. The Compensation Committee reviews the Compensation Committee Charter annually and may recommend to the Board revisions to the Compensation Committee Charter to reflect changing circumstances and requirements. The processes and procedures used by the Compensation Committee for considering and determining executive and director compensation are described below under “Executive Compensation – Compensation Discussion and Analysis” starting on page 11.

Nominating and Governance Committee

We have a Nominating and Governance Committee, presently consisting of Dr. Khanuja (Chairman) and Messrs. Priesmeyer and Nawaz. Our Board of Directors has determined that all members of the Nominating and Governance Committee are “independent” as that term is defined in the applicable Nasdaq listing standards. The Nominating and Governance Committee selects candidates as nominees for election as directors, advises the Board about the appropriate composition of the Board and its committees and oversees corporate governance matters. The Nominating and Governance Committee met six times during fiscal 2015. The responsibilities of the Nominating and Governance Committee are set forth in the Nominating and Governance Committee Charter, a copy of which is available on the Investor Relations Section of our website, www.digi.com. The Nominating and Governance Committee reviews the Nominating and Governance Committee Charter annually and may recommend to the Board revisions to the Nominating and Governance Committee Charter to reflect changing circumstances and requirements.

Director Nominee Selection Process and Criteria

The Nominating and Governance Committee generally identifies director candidates based upon suggestions from current directors and senior management, recommendations by stockholders and/or use of a director search firm. Stockholders who wish to suggest qualified candidates should write to: Digi International Inc., 11001 Bren Road East, Minnetonka, MN 55343, Attention: Chairman, Nominating and Governance Committee. All recommendations should state in detail the qualification of such persons for consideration by the Committee and should be accompanied by an indication of the person’s willingness to serve. The Nominating and Governance Committee will consider candidates recommended by stockholders in the same manner that it considers all director candidates.

Candidates for director nominees are reviewed in the context of the current composition of our Board of Directors, our operating requirements and the long-term interests of our stockholders. We do not have a formal policy regarding the consideration of diversity in identifying director nominees. The Nominating and Governance Committee will consider, at a minimum, the following factors in nominating existing and potential new members of the Board, in addition to other factors it deems appropriate based on the current needs and desires of the Board:

•	demonstrated character and integrity, an inquiring mind, experience at a strategy/policy setting level, sufficient time to devote to our affairs, and high-level managerial experience;

•

whether the member/potential member is subject to a potentially disqualifying factor, such as, relationships with competitors, customers, suppliers, contractors, counselors or consultants, or recent previous employment with us;

•	the member’s/potential member’s independence;

•

whether the member/potential member assists in achieving a mix of members on the Board that represents a diversity of background and experience, including with respect to age, gender, international background, race and specialized experience;

•	whether the member/potential member has general and strategic business management experience and financial experience with companies of a similar size that operate in the same general industry as us;

•	whether the member/potential member, by virtue of particular experience, technical expertise, or specialized skills, will add specific value as a member of the Board; and

•	any factors related to the ability and willingness of a new member to serve, or an existing member to continue his/her service.

Stockholder Communications with the Board of Directors

Stockholders may communicate with our Board of Directors by addressing correspondence to Digi International Inc., 11001 Bren Road East, Minnetonka, MN 55343, Attention: Chairman. Mr. Priesmeyer currently serves as our non-executive Chairman. The non-executive Chairman will forward communications directed at particular members of the Board directly to the particular members. Communications directed to the Board in general will be handled by the non-executive Chairman.

We do not have a policy regarding attendance of members of our Board of Directors at annual meetings of our stockholders. Mr. Konezny was the only director who attended the January 2015 Annual Meeting of Stockholders.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised entirely of independent, outside directors. No member of this committee was at any time during fiscal 2015 or at any other time an officer or employee of the Company or any of our subsidiaries or affiliates, or has had any relationship with our Company requiring disclosure in our Proxy Statement other than service as a director. None of our executive officers has served on the board of directors or on the compensation committee of any other entity, any officers of which served either on our Board of Directors or its Compensation Committee.

Report of the Audit Committee

The role of our Audit Committee, which is composed of five independent non-employee directors, is one of oversight of our management and our independent registered public accounting firm in regard to our financial reporting and our internal controls respecting accounting and financial reporting. The Audit Committee also considers and pre-approves any non-audit services provided by our independent registered public accounting firm to ensure that no prohibited non-audit services are provided by the independent registered public accounting firm and that the independent registered public accounting firm’s independence is not compromised. In performing its oversight function, the Audit Committee relies upon advice and information received in its discussions with our management and independent registered public accounting firm.

The Audit Committee has (i) reviewed and discussed our audited consolidated financial statements for the fiscal year ended September 30, 2015 with our management and with PricewaterhouseCoopers LLP, our independent registered public accounting firm; (ii) discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable Public Company Accounting Oversight Board standards regarding communication with audit committees; and (iii) received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP their independence.

Based on the review and discussions with management and our independent registered public accounting firm referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015 for filing with the SEC.

Guy C. Jackson (Chairman)

Satbir Khanuja, Ph.D.

Spiro C. Lazarakis

William N. Priesmeyer

Girish Rishi

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis (sometimes referred to in this Proxy Statement as the “CD&A”):

•

Describes compensation philosophy, objectives and programs and contains details of actual and targeted compensation of our named executive officers (referred to elsewhere in this CD&A as “Named Executives”). For fiscal 2015 these individuals included:

¡	Ronald E. Konezny, our Chief Executive Officer and President, who was appointed to these positions on December 17, 2014;

¡	Michael C. Goergen, our Senior Vice President, Chief Financial Officer and Treasurer who was appointed to these positions on April 20, 2015;

¡	Jon A. Nyland, our Vice President of Manufacturing Operations and Quality;

¡	Kevin C. Riley, our Senior Vice President, Global Sales;

¡	Joel K. Young, our Senior Vice President, Research and Development and Chief Technology Officer;

¡	Joseph T. Dunsmore, our former Chairman, Chief Executive Officer and President who resigned from these positions on December 17, 2014 and retired his employment with us on December 31, 2014; and

¡	Steven E. Snyder, our former Senior Vice President, Chief Financial Officer and Treasurer who resigned from these positions on April 20, 2015, and retired his employment with us on October 31, 2015;

•	Describes the process used to determine our compensation program elements and targets; and

•	Provides details of each element of our Named Executive compensation program, including targeted compensation for fiscal 2016 and targeted and actual compensation for fiscal 2015.

Executive Summary

Our compensation philosophy is built on a foundation of pay-for-performance and rewards Named Executives for positive developments in the results of our Company and the price of our Common Stock over time. Below is a comparison of our total stockholder returns for the past one, three and five most recently completed fiscal years as compared to the median total stockholder returns for the same periods of our fiscal 2016 peer group listed on page 14 and modified as noted below in footnote 1.

Data Source: Yahoo Finance

(1)

Total stockholder return was calculated using the average stock price of the ten trading days up to and including September 30, 2015 for all periods presented. Aerohive Networks and Ruckus Wireless were excluded from the 3 and 5 Year TSR calculation as they did not begin trading as a public company until March 2014 and November 2012 respectively.

Decisions regarding fiscal 2015 compensation for our Named Executives, as discussed in more detail in this CD&A, were made in accordance with our pay-for-performance philosophy and evaluated in light of available information regarding the compensation practices of our relevant peer group.

•

Base pay was consistent with general market practices and pay levels of our comparable peer group. Base salary increases were provided to Named Executives based on competitive market pay levels and individual performance.

•	Total annual cash incentives were paid at 115% of target, consistent with our higher than expected performance against annual financial metrics;

•

Stock option and restricted stock unit grants were awarded based on market practices, our fiscal 2014 performance against our goals, our relative performance against our peer group, executive performance, retention goals, individual potential and our desire to incent Named Executives for the long-term with equity awards that require our share price to increase to create value and align the interests of Named Executives with our stockholders.

As discussed in further detail in this CD&A, we believe we exercise sound executive compensation management practices, including:

•	Independent oversight of compensation programs by our Compensation Committee and their use of external consultants as needed;

•

Balanced compensation programs that emphasize pay-for-performance, alignment with stockholder value creation, and attraction and retention of key talent without creating undue risk, including the adoption of a clawback policy in October, 2014 and stock ownership guidelines in November 2014;

•	Competitive compensation levels that are supported by our peer group compensation practices; and

•	Multiple compensation program elements that emphasize short and long term business strategies and performance.

Fiscal 2015 “Say on Pay” Advisory Vote on Executive Compensation

At our annual stockholders meeting held on January 26, 2015, greater than 85% of the votes cast approved, on an advisory basis, the compensation of our named executive officers as disclosed in the proxy statement for that annual meeting. Our Compensation Committee has considered the results of that vote in its subsequent deliberations, and no changes have been made in compensation policies or practices as a result of the vote because of the stockholder support for our executive compensation evidenced by the voting results.

Compensation Philosophy

The philosophies that drive our compensation program design and objectives are:

•

Incent Named Executives to advance the Company’s business and financial objectives through a “pay-for-performance” culture that ties the compensation of our Named Executives to the performance of the individual, the Company, and the price of our Common Stock.

•	Attract and retain qualified executive talent by providing competitive compensation packages.

•

Align Named Executive focus on Company financial performance and stockholder value creation by providing balanced compensation programs. Balance is achieved through plans that reward for the advancement of long-term strategic business objectives and annual financial objectives.

•	Ensure that the design of our compensation program does not encourage Named Executives to take unnecessary or undesirable risks.

Responsibility for Determining Executive Compensation

Our Compensation Committee (referred to in this CD&A as the “Committee”) reviews and approves all executive compensation programs and the specific compensation arrangements with each of our Named Executives. The Committee also provides general oversight of our compensation plans. The Committee is composed of four independent, non-employee directors as defined by the SEC, Nasdaq and the Internal Revenue Code. The Committee maintains responsibility for overseeing the independence of any compensation consultant that it retains. A brief summary of the role of the Committee is found in “Committees of the Board of Directors and Meeting Attendance” in this Proxy Statement.

The Committee periodically retains the services of a third party consultant to provide guidance and recommendations on compensation strategy, program design, peer group selection, and market compensation trends. The Committee also has utilized a third party consultant to recommend peer group companies and to determine peer group and/or larger market compensation levels. Members of management participate in Committee meetings at the Committee’s request. Our Vice President of Human Resources contributes analysis on market trends, peer group compensation levels and compensation levels of companies in our broad technology industry category to the Committee. Our Chief Executive Officer provides recommendations on the compensation of other Named Executives. Our Vice President, Corporate Development, General Counsel and Corporate Secretary generally serves as Secretary of Committee meetings. In fiscal 2015, the Committee retained Radford Consulting, a business unit of AON Hewitt, to provide recommendations on peer group selection, competitive benchmark data for our executive positions, peer group and industry trends on compensation plan design, and advice on compensation program design.

Compensation Determination Process

Compensation targets are set for each Named Executive based on a number of factors, including:

•	Compensation levels of comparable positions at companies in our peer group and our broad technology industry with comparable annual revenues and market caps;

•	Each Named Executive’s performance against annual objectives;

•	The qualifications of the Named Executive and the potential for positive performance in the future;

•	The achievement of strategic goals to which the Named Executives are held accountable;

•	The recommendations of the Chief Executive Officer (except with respect to his own compensation); and

•	Current financial conditions, goals and performance of the Company.

Compensation Benchmarking

To determine a range of competitive compensation for comparable jobs, the Committee reviews compensation data for a group of peer companies. The Committee also considers third party survey data of companies in our broad technology industry category with comparable annual revenues to supplement peer group data.

Cash Compensation

The Committee generally sets base salaries for Named Executives to fall between the 25th and 50th percentile of comparable positions at peer group companies. Determination of the base salary level is based on the compensation determination factors listed above, with specific focus on the nature of the position, the Named Executives’ skills and potential, as well as past performance results. Currently, the base salaries of our Named Executives comprise 50% to 60% of their total annual cash compensation target, which places significant emphasis on annual incentive compensation. This supports our pay-for-performance philosophy as the Company will need to meet or exceed Company financial targets for Named Executives to realize their full annual cash compensation potential.

Total cash compensation, when earned, typically will result in Named Executive total cash compensation falling on average between the 40th and 70th percentile of the comparable peer group positions if all financial metrics associated with annual incentive compensation are achieved or exceeded. By design, actual total cash compensation for Named Executives will fall below this range if we do not achieve all of our financial metrics in the fiscal year, and could fall above this range when we exceed our financial metrics in the fiscal year.

Equity Compensation

The Committee awards stock options and restricted stock units to Named Executives based on the following factors:

•	The value of equity awards within our peer group for comparable positions. The Committee considers ranges of equity between the 25th and 75th percentile;

•	Each Named Executive’s past performance and potential for Executive to contribute to Company success in the future; and

•	The strategic impact of the Named Executive’s position and necessity to retain the Named Executive.

Excluding new hire equity awards, actual equity compensation awards for Named Executives in fiscal 2015 and fiscal 2016 were within the 25th and 50th percentile of peer group long-term incentive amounts.

During fiscal 2015, we hired Mr. Konezny as President and Chief Executive Officer and Mr. Goergen as Senior Vice President, Chief Financial Officer and Treasurer. Mr. Konezny and Mr. Goergen were provided with equity awards commensurate with new hire equity grant practices in our industry. Equity grants for newly hired officers in our industry suggest an initial grant in the range of 2.0 to 4.0 times that of an annual equity award, depending on the position.

Fiscal 2015 Compensation Benchmarking

For fiscal 2015, the Committee considered a competitive analysis report prepared by our Vice President of Human Resources that reviewed the base salary, annual cash incentives and long-term equity incentive elements and levels for our Named Executives against comparable positions in our peer group and companies in our broad technology industry category. Our fiscal 2015 peer group was assessed to determine whether modifications were appropriate based on acquisitions or significant changes in the financial metrics of the companies in our peer group. As a result of this assessment, Aruba Networks was removed from the peer group. The fiscal 2015 peer group was composed of: Anaren, Calamp, Echelon, Emulex, EnerNOC, Extreme Networks, Globecomm Systems, Ixia, LogMeIn, NetScout Systems, Novatel Wireless, Oplink Communications, Radisys, Shoretel, Sierra Wireless, Symmetrico, and TeleNav. The Committee considered this competitive analysis report, in addition to the compensation determination factors described above, to determine the appropriate base salary, annual cash incentive targets and equity incentive awards for fiscal 2015.

Fiscal 2016 Compensation Benchmarking

For fiscal 2016, the Committee retained Radford Consulting to provide a competitive analysis of the base salary, annual cash incentives and equity incentive elements and levels for our Named Executives. This analysis consisted of the following:

•

A review of our fiscal 2015 peer group and industry to assess whether modifications were appropriate based on our current business model, financial metrics, and appropriate competitors within our general market. The Committee approved Radford Consulting’s recommendation to remove nine companies from the fiscal year 2015 peer group, retain eight historical peers, and add thirteen new companies. This peer group modification was driven by changes in the rapidly evolving M2M/Internet of Things (IOT) industry within which we compete, significant changes in the financial performance of companies within our historic peer group, and acquisitions. The approved fiscal year 2016 peer group includes:

Aerohive Networks	MRV Communications
Calamp	Novatel Wireless
Calix	Numerex
Comtech Technologies	PCTEL
EMCORE	Radisys
Extreme Networks	Ruckus Wireless
Ixia	Shoretel
KVH Industries	Sierra Wireless
Maxwell Technologies	Sonus Networks
Mercury Systems	Telenav

•

A comparison of our compensation elements and levels against the fiscal 2016 peer group to determine our overall market percentile position on each element as well as our total cash compensation and total equity compensation.

•

A comparison of our compensation elements and levels against companies in our broad technology industry category based on data obtained from Radford’s publicly available independent third party compensation survey. This survey data contained competitive information for high technology companies in our broader industry and revenue categories. This broader survey data was used in conjunction with the peer group data.

Compensation Program Elements

Total Cash Compensation

To determine the allocation of compensation among each of our cash compensation program elements, we consider the practices of companies within our peer group as well as our compensation philosophy of maintaining a strong pay-for-performance environment. The portion of the Named Executive’s total cash compensation dependent on annual incentive differs by position. For instance, while we want our Chief Financial Officer to be concerned with our financial performance, an important part of his job is to oversee our financial controls and reporting. As such, his targeted level of annual incentive is lower than that of other Named Executives, and a higher emphasis is placed on base salary.

The target total cash compensation for Named Executives in fiscal 2015 was set at:

Name	Annual Base Salary ($)	Target Annual Cash Compensation ($)	Target Annual Cash Incentive as % of Base Salary (%)	Target Total Cash Compensation ($)
Ronald E. Konezny	450,000	450,000	100	900,000
Michael C. Goergen	290,000	174,000	60	464,000
Jon A. Nyland	225,000	157,500	70	382,500
Kevin C. Riley	275,000	225,500	82	500,500
Joel K. Young	268,000	179,000	67	447,000
Joseph T. Dunsmore	436,000	436,000	100	872,000
Steven E. Snyder	290,000	156,600	54	446,600

After a review of our compensation targets against our peer group and broader survey group practices, cash compensation targets for fiscal 2016 were set at the following for the Named Executives who remain in their executive officer roles, and no changes were made to the cash compensation targets for Mr. Dunsmore or Mr. Snyder, both of whom have ceased to be executive officers.

Name	Annual Base Salary ($)	Target Annual Cash Compensation ($)	Target Annual Cash Incentive as % of Base Salary (%)	Target Total Cash Compensation ($)	% Increase(1) (%)
Ronald E. Konezny	465,000	465,000	100	930,000	3.3
Michael C. Goergen	290,000	174,000	60	464,000	N/A
Jon A. Nyland	232,000	162,500	70	394,500	3.1
Kevin C. Riley	285,000	246,500	85	527,300	5.4
Joel K. Young	275,000	187,000	70	462,000	3.4

(1)	Mr. Goergen commenced employment in April 2015 and his compensation was not increased for fiscal year 2016.

Base Salaries

Base salary levels reflect the Committee’s compensation philosophy of favoring compensation, as appropriate, that is contingent on the achievement of performance objectives while providing a market competitive level of salary that will allow us to attract and retain talent. This translates to base salary levels for our Named Executives that fall between the 25th and 50th percentile of our peer group. Base salaries are reviewed annually but are not automatically increased. Adjustments are approved by the Committee based upon changes in competitive market data and the compensation determination factors listed earlier in this CD&A.

For fiscal 2016 base salaries for Named Executives, excluding Mr. Goergen, were increased from 3.1% to 5.4%. The increases were determined based on our competitive market analysis for each position and the individual’s performance for the fiscal year.

Annual Cash Incentives

Our annual cash incentive program provides Named Executives the opportunity to receive cash incentive payments depending on the degree to which we achieve or exceed quarterly and annual financial goals. This incentive typically has been tied to achievement of revenue and EBITDA. The Plan has historically required a minimum threshold of performance against goal to earn any payment, and a maximum payment opportunity. Annual cash incentives are paid following the release of our audited consolidated financial statements. Quarterly cash incentive payments are paid upon the release of our quarterly unaudited consolidated financial statements.

Cash incentive plan metrics and potential cash incentive amounts are determined by the Committee near the start of each fiscal year based upon elements of our board-approved operating plan for that year. In some years, the metrics have included other objective measurements of quarterly or annual financial success as approved by the Committee. The Committee approves plan elements and targets that they believe will support continued growth and creation of stockholder value.

The annual cash incentive component pays out based on performance if the Named Executive remains employed with us for the full year. A pro-rated cash incentive is paid based on the number of months of service during the year and our actual financial performance against our operating plan, in the event the employment of a Named Executive is terminated without cause during the year.

The Committee also reserves the right to award discretionary cash bonuses based upon its assessment of a Named Executive’s performance and contributions.

Fiscal 2015 Cash Incentive Compensation

For fiscal 2015, the Committee established an annual cash incentive plan for Named Executives based on achievement of quarterly and annual revenue and earnings before interest, taxes, depreciation and amortization (EBITDA) goals. For fiscal 2015, 40% of the annual cash incentive was dependent on achievement of quarterly financial goals, 30% dependent on achievement of the annual revenue goal and 30% dependent on achievement of the annual EBITDA goal. The 40% tied to quarterly financial performance was divided equally between quarterly revenue and EBITDA goals, resulting in 5% of target incentive tied to each quarter’s revenue and EBITDA goals. There was a minimum achievement of 90% of goal required to earn any payment for a financial component on both the quarterly and annual components. The plan also contained an opportunity to earn up to 200% of the target incentive amount tied to each quarterly component for over-achievement of the goal and up to 200% of the target incentive amount tied to each annual component for over-achievement of the goals.

The cash incentive plan metrics and achievement percentages for the 2015 plan for Named Executives tied to total company performance are set forth in the below tables (dollar amounts in thousands):

Quarter Ended	Revenue Goal ($)	Actual Revenue ($)	Percent of Revenue Target Achieved (%)	Percent of Incentive Target tied to this Component Earned (%)	EBITDA(1) Goal ($)	Actual EBITDA(1) ($)	Percent of EBITDA Target Achieved (%)	Percent of Incentive Target tied to this Component Earned (%)
12/31/2014	48,500	48,723	100.5	101.0	2,021	290	14	0
3/31/2015	51,000	53,151	104.2	108.6	2,935	3,726	127	154.0
6/30/2015	51,700	54,538	105.5	111.0	3,200	4,723	148	195.2
9/30/2015	53,500	56,446	105.5	111.2	4,700	5,551	118	136.4

Fiscal Year Ended	Revenue Goal ($)	Actual Revenue ($)	Percent of Revenue Target Achieved (%)	Percent of Incentive Target tied to this Component Earned (%)	EBITDA(1) Goal ($)	Actual EBITDA(1) ($)	Percent of EBITDA Target Achieved (%)	Percent of Incentive Target tied to this Component Earned (%)
9/30/2015	204,500	212,858	104.1	108.2	12,800	14,290	111.6	123.4

(1)

EBITDA is a non-GAAP financial measure that can be calculated from our audited financial statements by subtracting interest income net of interest expense located on our Consolidated Statements of Operations from income before income taxes and then adding depreciation of property, equipment and improvements and amortization of identifiable intangible assets and other assets, both of which are located on the Consolidated Statements of Cash Flows. EBITDA net of the impact of any acquisitions made during the current fiscal year is calculated by subtracting that portion of EBITDA pertaining to income before interest, taxes, depreciation and identifiable intangible assets amortization for any businesses acquired in the current fiscal year from the consolidated EBITDA. We use this metric because we believe it provides a clearer view of operations that were ongoing throughout the entire fiscal year as well as a better comparison of performance year over year.

The actual incentives earned for fiscal 2015 were:

Name	Total Target Incentive Tied to Quarterly Performance ($)	Actual Incentive Earned for Quarterly Performance ($)	Total Target Incentive Tied to Annual Performance ($)	Actual Incentive Earned for Annual Performance ($)	Target Total Cash Incentive ($)	Actual Total Cash Incentive Earned ($)	Percent of Target Annual Cash Incentive Earned (%)
Ronald E. Konezny(1)	142,337	187,395	213,041	246,702	355,378	434,097	122.2
Michael C. Goergen(2)	31,167	42,618	46,908	54,320	78,075	96,938	124.2
Jon A. Nyland	63,000	72,246	94,500	109,431	157,500	181,677	115.4
Kevin C. Riley	90,200	103,437	135,300	156,677	225,500	260,114	115.4
Joel K. Young	71,600	82,108	107,400	124,369	179,000	206,477	115.4
Joseph T. Dunsmore(3)	109,000	55,045	0	0	109,000	55,045	50.5
Steven E. Snyder(4)	46,980	52,445	78,257	90,622	125,237	143,067	114.2

(1)	Mr. Konezny began his employment with the Company on December 17, 2014. All amounts listed are pro-rated based on his service during fiscal year.
(2)	Mr. Goergen began his employment with the Company on April 20, 2015. All amounts listed are pro-rated based on his service during fiscal year.
(3)	Mr. Dunsmore retired from the Company effective December 31, 2014. His target total cash incentive reflects his target compensation for the period October 1, 2014 through December 31, 2014.
(4)

Pursuant to Mr. Snyder’s transition agreement with the Company entered into in connection with his retirement, his eligibility for the incentive plan ended July 31, 2015. His target total cash incentive, total target incentive tied to quarterly performance, and total target incentive tied to annual performance are pro-rated to reflect ten months of incentive plan eligibility during the fiscal year.

The cash incentive plan payments above target earned in fiscal 2015 reflect our performance as a company against our key financial measurements and are consistent with our pay-for-performance philosophy. A more detailed analysis of our financial and operational performance is contained in the Management’s Discussion & Analysis section of our 2015 Annual Report on Form 10-K filed with the SEC.

In addition to the cash incentives shown above, Mr. Konezny received a one-time sign on bonus of $400,000 upon commencement of employment with the Company. If Mr. Konezny resigns his employment with the Company for any reason other than death or disability prior to the one year anniversary of his employment on December 17, 2015, this amount will be repaid to the Company in full.

Fiscal 2016 Cash Incentives

For fiscal 2016, the Committee established an annual cash incentive plan for Named Executives designed to incent and reward profitable growth of the Company. Performance will be measured based on achievement of annual revenue and EBITDA goals. Mr. Dunsmore retired as our Chairman and Chief Executive Officer effective December 17, 2014. Mr. Snyder announced his retirement and resigned as our Senior Vice President, Chief Financial Officer and Treasurer effective April 20, 2015. They are no longer employed by the Company and are not eligible to receive any cash incentive payments for fiscal 2016.

For the remainder of the Named Executives, the annual cash incentive for fiscal 2016 is dependent on achievement of annual financial goals. The plan has a provision for payment between 80% and 200% of target. Upon achievement of threshold revenue and EBITDA goals, 80% will be earned; 100% of incentive will be earned upon full achievement of revenue and EBITDA targets. Additional incentives up to 200% of annual target will be earned upon achievement of incremental EBITDA beyond plan target. The Compensation Committee has discretion to determine additional payments due for incremental EBITDA performance above the 200% payment level target.

The plan provides for a payment of 15% of the Named Executives’ annual incentive target after each of the first three quarters of the fiscal year that the Company achieves threshold revenue and EBITDA. The final annual incentive due will be calculated based on annual results and performance against revenue and EBITDA goals. Full incentive will be earned upon meeting target revenue and EBITDA. Incremental incentive can be earned for achieving EBITDA above target for the year. This final payment is determined by multiplying the Named Executives’ annual incentive target by the annual achievement of revenue and EBITDA and subtracting the quarterly payments already received. The revenue and EBITDA component of the annual cash incentive plan are set and will be measured exclusive of the impact of any acquisitions we may complete during the fiscal year.

Equity Incentive Compensation

Equity incentive compensation is designed to reward demonstrated performance and leadership, motivate future superior performance that drives overall Company growth, aligns the interests of the Named Executive with our stockholders, and allows us to attract and retain talent through the long-term reward potential of this program. Prior to fiscal 2014, we historically provided non-statutory stock options as our only equity vehicle. During fiscal 2014, restricted stock units were added as a second equity vehicle. The introduction of restricted stock units as a type of equity award was done to align our equity incentive compensation with pre-dominate market practices and provide another vehicle to support our compensation philosophy as above defined. Equity awards are made to Named Executives annually and on other dates that generally correspond to the Named Executive’s start date with us, promotions or, in rare cases, an extraordinary performance award. Equity award amounts historically have been based upon competitive equity compensation within our peer group and/or survey group along with the above listed individual factors. Existing ownership levels generally are not a factor in award determinations as we do not want to discourage Named Executives from accumulating Digi stock; however, the Committee may take into consideration a Named Executive’s previous equity awards and may approve larger awards to newer Named Executives with less equity by reason of their shorter tenure.

Stock options have an exercise price equal to the closing price of a share of Digi Common Stock on the grant date. As a result, stock options only have value to the extent the price of Digi stock on the date of exercise exceeds the exercise price on the date of the grant. For this reason the Committee believes that stock options are a motivational and performance tool to drive stockholder value.

Generally, stock options become exercisable as to one-fourth of the shares beginning one year after the grant date and in 36 monthly installments as to the remainder, and have a maximum eight-year term, whereas restricted stock unit awards generally vest as to one-fourth of the shares on each annual anniversary of the grant date. These vesting schedules aid us in retaining our Named Executives and motivating long-term performance. Under our current practice, equity awarded to our Named Executives includes a provision for accelerated vesting upon the permanent disability or death of the executive. In addition, equity awarded to our Named Executives include a provision for accelerated vesting either upon a change in control or upon termination of employment either without cause by the Company or for good reason by the Named Executive following a change in control. From time to time, at the discretion of the Committee, an equity award may contain different vesting or expiration terms if the Committee deems, that by doing so, we will better achieve our compensation objectives.

The exercise price of each stock option awarded to the Named Executives and other employees under our equity incentive plans is the closing price of Digi stock on the date of grant. Stock option and restricted stock unit awards generally are made annually after we announce earnings for our fiscal fourth quarter and full fiscal year. Awards for new hires or for promotions and other performance-related awards are also made during the course of the year on a date after we have announced quarterly earnings. In all instances, the grant date for awards is on a date when the Company’s trading window is open.

Fiscal 2015 Equity Awards

In November of 2014, the following stock option and restricted stock unit awards were made to our Named Executives. To determine the size of the awards, the Committee reviewed equity and long term incentive practices of equivalent positions within our peer group positions. The value of the awards was deemed to fall between the 25th and 50th percentile of peer group reported equity and long-term incentive actual awards for the most recent fiscal year. The selection of the value of each award between the 25th and 75th percentile was based on compensation determination factors listed above, most notably, Company performance, individual performance, long-term potential and retention goals. The Company delivers the equity award value 50% in stock options and 50% in restricted stock units. The Company utilizes Black Scholes valuations to calculate stock option shares and the market close price of the stock on the day of the award to calculate restricted stock unit shares.

Fiscal 2015 equity awards also include one time, new hire awards to Mr. Konezny and Mr. Goergen. The value of these awards was deemed to be commensurate with new hire equity award values in our industry and supportive of our goals to attract talented executives to the Company.

Name	Option Award (# Shares)	Restriected Stock Units (# Shares)
Ronald E. Konezny	325,000	175,000
Michael C. Goergen	100,000	50,000
Jon A. Nyland	12,500	6,250
Kevin C. Riley	32,500	16,250
Joel K. Young	27,500	13,750
Steven E. Snyder	27,500	13,750

Fiscal 2016 Equity Awards

For fiscal 2016, the Committee reviewed equity and long term incentive practices of equivalent positions within our peer group positions, and for certain positions, the practices within the broader survey group. The Committee approved equity awards that were deemed as falling between the 25th and 50th percentile of reported equity and long-term incentive awards for the most recent fiscal year of companies in our peer group and our broad technology industry category. The selection of award size between the 25th and 75th percentile was based on the Company’s fiscal 2015 performance and the individual factors listed above, most notably, individual performance, long-term potential and retention goals. The Company delivers the equity award value 50% in stock options and 50% in restricted stock units. The Company utilizes Black Scholes valuations to calculate stock option shares and the market close price of the stock on the day of the award to calculate restricted stock unit shares. This resulted in the following option and restricted stock unit awards on November 19, 2015:

Name	Option Award (# Shares)	Restricted Stock Units (# Shares)
Ronald E. Konezny	131,250	41,568
Michael C. Goergen	31,250	9,897
Jon A. Nyland	18,750	5,938
Kevin C. Riley	37,500	11,876
Joel K. Young	31,250	9,897

Other Compensation

We provide our Named Executives with perquisites and benefits that we believe are reasonable and aligned with our overall Executive compensation program objectives. Named Executives receive the same benefits that are available to all regular full-time employees with the sole addition of a $500,000 supplemental life insurance policy. The Company purchases season tickets for certain sporting events for marketing purposes. Named Executives, along with other regular full-time employees, may be entitled to the use of these tickets when they remain unused for business related purposes.

As described below in the section entitled “Employment Contracts; Severance; Termination of Employment and Change-in-Control Arrangements,” we have entered into severance arrangements with Named Executives to align their interests with stockholders and attract and retain executives by providing contractual arrangements that address the consequences of significant organizational changes.

Employment Agreements and Change-in-Control Provisions

As described below in the section entitled “Employment Contracts; Severance; Termination of Employment and Change-in-Control Arrangements,” we have entered into employment agreements with our Named Executives to align their interests with stockholders and attract and retain executives by providing contractual arrangements that address the consequences of significant organization changes. Similarly, in certain circumstances, we may enter into separate transition or severance agreements with Named Executives to facilitate the orderly transition of their responsibilities upon their departure from the Company in a manner that is least disruptive to our organization. When entering into these agreements, the Committee considers market terms for these benefits, although the actual agreements are individually negotiated based on the circumstances of the executive being employed or retained.

Assessing Risk in our Executive Compensation Program

The Committee reviews an annual compensation plan risk assessment provided by management. This assessment includes a review of each cash and equity incentive compensation plan within the Company, a discussion on potential risks, and a review of any process controls for effective plan administration. The Committee believes it has implemented an executive compensation program that provides our Named Executives with incentives to drive business and financial results, but not in a manner that encourages excessive or unnecessary risk taking behaviors. This is demonstrated by the following design features:

•	Having base salaries that are competitive;

•	Utilizing a rigorous process to establish annual and quarterly financial performance metrics for our cash incentive plan that are challenging but achievable;

•

For our annual and quarterly cash incentives, utilizing more than one financial metric to determine payment under the plan. This assures Named Executives are not focused on limited aspects of business performance; and

•

Providing Named Executives with an opportunity for an annual equity award that vests over a period of four years. This equity accumulation opportunity incents Named Executives to take actions that promote longer term sustainability of our business.

Compensation Governance Policies

Clawback Policy

In October 2014, our Board of Directors adopted an Executive Officer Incentive Compensation Clawback Policy that governs cash incentive awards to our executive officers. If, after such an award is paid but prior to a change in control, we materially restate our consolidated financial statement because of our company’s material noncompliance with applicable financial reporting requirements, then each executive officer who is determined by our Compensation Committee to have engaged in misconduct or negligence contributing to the need for such restatement must repay the net proceeds of such cash incentive award(s). “Net proceeds” means the portion of the payment made with respect to the cash incentive award that the executive officer would not have been entitled to receive if the financial results had been as reported in the restatement, net of taxes paid or payable by the executive officer with respect to the forfeited payment. In addition, if it is determined that any executive officer engaged in intentional misconduct or gross negligence that caused or contributed to the need for the restatement, then such executive officer must repay the entire amount of any cash incentive payment net of taxes paid or payable with respect to the forfeited payment. Our Compensation Committee, in its sole discretion as it deems appropriate, may reduce the forfeiture, return and payment obligations under the Executive Officer Incentive Compensation Clawback Policy. The policy is not intended to limit any other rights our company may have by law for misconduct of an executive officer that caused or contributed to the need for a restatement.

Stock Ownership Guidelines

In November 2014, our Board of Directors adopted stock ownership guidelines because it believes that it is in the best interest of the Company and our stock holders for non-employee directors and executive officers to have an equity interest in the Company in order to align their financial interests with those of our stockholders. Our Compensation Committee is responsible for monitoring the application of these guidelines.

The guidelines specify that each non-employee director and executive officer is expected to own shares of our common stock with a value at least equal to the amount shown in the following schedule:

Leadership Position	Value of Shares
Non-employee Director	1.5 × annual Board retainer (excluding any Board committee retainer)
Chief Executive Officer	1.5 × annual base salary
Senior Vice Presidents and Vice Presidents appointed by the Board	0.5 × annual base salary

Covered individuals have five years from the date he or she becomes subject to these guidelines (or any heightened ownership level under these guidelines) to achieve compliance with the applicable target value. Shares are counted toward the target value by including fully-vested outstanding shares of which the covered person is deemed to be the “beneficial owner” (pursuant to Section 16 under the Securities and Exchange Act of 1934, as amended) and by including shares subject to a stock option or stock appreciation right to the extent that the award is vested as to those shares and the award is “in-the-money” (i.e., the closing price of a share of the Company’s stock on the determination date exceeds the exercise price). Shares subject to a performance based compensatory equity-based award of any kind that has not yet vested and shares subject to a restricted stock unit that has not yet vested are not counted.

The value of the shareholdings of a covered individual is based on the greater of (i) the closing price of a share of the Company’s common stock as of the most recent fiscal year end, or (i) the “acquisition value” of the shares (the purchase price, if acquired in a market or other arms-length transaction, or its fair market value at the time the receipt of the share was taxable or the share was received in a gift transaction).

All non-employee directors and executive officers are either in compliance with the stock ownership guidelines or are making progress toward achieving the stock ownership guidelines within the five year period before the guidelines become effective.

Accounting and Tax Impacts of Executive Compensation

Section 162(m) of the Internal Revenue Code generally precludes a public corporation from taking a federal income tax deduction for compensation paid in excess of one million dollars per year to certain covered officers. Under this section, compensation that qualifies as performance-based is excludable in determining what compensation amount shall qualify for tax deductibility.

Our Committee considers our ability to fully deduct compensation in accordance with the one million dollar limitations of Section 162(m) in structuring our compensation programs. However, the Committee retains the authority to authorize the payment of compensation that may not be deductible if it believes such payments would be in the best interests of the Company and our stockholders. In fiscal 2015, Mr. Konezny’s compensation exceeded the one million dollar limitation for Section 162(m) and approximately $0.1 million of his compensation was nondeductible.

Other than described above for Mr. Konezny, we believe none of our Named Executives have been compensated in a manner that would be non-deductible under Section 162(m), although for fiscal 2015 the Committee established performance-based goals for our Chief Executive Officer which, if fully achieved, would result in compensation exceeding the one million dollar maximum deductible amount.

Report of the Compensation Committee

The Compensation Committee has reviewed the above Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Digi’s Annual Report on Form 10-K for the year ended September 30, 2015 and this Proxy Statement. This report is provided by the following independent directors, who comprise the Compensation Committee:

Ahmed Nawaz (Chairman)

Guy C. Jackson

Spiro C. Lazarakis

Girish Rishi

Summary Compensation Table

The following Summary Compensation Table contains information concerning all compensation provided to the individuals who served at any time during our fiscal 2015 as Chief Executive Officer or Chief Financial Officer as well as our other three most highly compensated officers (whom we have referred to in the CD&A and here as the “Named Executives”). Information is provided for each of the last three fiscal years when each individual was a Named Executive.

Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)

Ronald E. Konezny(6)
President and Chief Executive Officer	2015	351,346	1,452,500	985,985	434,097	11,375	3,235,303

Michael C. Goergen(7)
Senior Vice President, Chief Financial Officer and Treasurer	2015	128,269	509,000	344,030	96,938	5,422	1,083,659

Jon A. Nyland
Vice President, Manufacturing Operations and Quality	2015	225,000	46,250	34,956	181,677	8,611	496,494
	2014	211,860	114,125	111,068	67,897	9,859	514,809
	2013	211,860	—	94,073	70,194	10,105	386,232

Kevin C. Riley
Senior Vice President, Global Sales	2015	275,000	120,250	90,886	260,114	14,047	760,297
	2014	243,466	205,425	244,349	98,880	12,957	805,077

Joel K. Young
Senior Vice President of Research and Development, and Chief Technical Officer	2015	268,000	101,750	76,904	206,477	11,499	664,630
	2014	268,000	114,125	244,349	76,486	10,130	713,090
	2013	268,000	—	206,960	79,076	10,498	564,534

Joseph T. Dunsmore(8)
Former Chairman of the Board, President and Chief Executive Officer	2015	114,031	—	—	55,045	907,073	1,076,149
	2014	436,000	—	733,046	186,303	14,770	1,370,119
	2013	436,000	—	620,879	192,611	10,698	1,260,188

Steven E. Snyder(9)
Former Senior Vice President, Chief Financial Officer and Treasurer	2015	290,000	101,750	76,904	143,067	16,161	627,882
	2014	281,000	114,125	244,349	65,377	14,417	719,268
	2013	281,000	—	206,960	67,591	11,600	567,151

(1)	The “Salary” column presents the pre-tax base salary earned during the fiscal year.
(2)

The “Stock Awards” column presents the grant date fair value of restricted stock units granted in the respective fiscal year as computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Compensation – Stock Compensation (“ASC 718”). Accordingly, the grant date fair value was determined by multiplying the number of restricted stock units by the closing stock price on the date of grant. For a description of the vesting terms of the stock awards, see the narrative disclosure under “Grants of Plan-Based Awards” on page 24.

(3)

The “Option Awards” column presents the aggregate grant date fair value of stock option awards granted in the respective fiscal year as computed in accordance with ASC 718. The fair value of each stock option award is estimated on the date of grant using a Black-Scholes option valuation model. We calculated these amounts based on the grant date fair value of the awards using the valuation assumptions set forth in Note 11 to our fiscal 2015 audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015.

(4)	The “Non-Equity Incentive Plan Compensation” column presents cash bonuses earned under our annual cash incentive plan during the fiscal periods presented.

(5)	Amounts shown in the “All Other Compensation” column include the following*:

Name	Year	Digi Contribution to 401(k) Plan ($)	Value of Supplemental Life Insurance Premiums ($)	Severance Payments ($)		Total ($)
Ronald E. Konezny	2015	10,600	775	—		11,375
Michael C. Goergen	2015	4,792	630	—		5,422
Jon A. Nyland	2015	7,701	910	—		8,611
	2014	9,564	295	—		9,859
	2013	9,810	295	—		10,105
Kevin C. Riley	2015	12,847	1,200	—		14,047
	2014	11,757	1,200	—		12,957
Joel K. Young	2015	10,654	845	—		11,499
	2014	9,840	290	—		10,130
	2013	10,208	290	—		10,498
Joseph T. Dunsmore	2015	1,878	485	904,710	(8)	907,073
	2014	14,285	485	—		14,770
	2013	10,213	485	—		10,698
Steven E. Snyder	2015	14,673	1,488	—		16,161
	2014	12,929	1,488	—		14,417
	2013	10,112	1,488	—		11,600

*	In addition to the amounts set forth above, our Named Executives received perquisites for which there was no incremental cost to our Company. These perquisites include use of season tickets at certain venues that Digi subscribes for or leases for business-related entertainment. Tickets for individual events that remain unused by Digi for business-related entertainment are periodically made available to Named Executives and other employees for personal use. However, as such subscriptions and leases are made for entire seasons or annual periods rather than individually by event, there is no incremental cost to Digi associated with periodically providing such tickets for personal use. Amounts included in severance payments relate to severance payments to Mr. Dunsmore under his transition agreement in an amount equal to his annual base salary.
(6)	Mr. Konezny’s employment commenced on December 17, 2014.
(7)	Mr. Goergen’s employment commenced on April 20, 2015.
(8)

Mr. Dunsmore resigned from his position as Chairman, Chief Executive Officer and President effective December 17, 2014 and retired his employment with the Company effective December 31, 2014. This severance payment was made pursuant to the terms of his transition agreement.

(9)	Mr. Snyder resigned from his position as Senior Vice President, Chief Financial Officer and Treasurer effective April 20, 2015 and retired his employment with the Company effective October 31, 2015.

Grants of Plan-Based Awards for Fiscal 2015

For services during fiscal 2015, the Named Executives received three types of plan-based awards: (1) cash awards under the annual incentive plan, (2) non-qualified stock option awards granted on November 20, 2014 for Messrs. Snyder, Nyland, Riley and Young and (3) restricted stock unit awards granted on November 20, 2014 for Messrs. Snyder, Nyland, Riley and Young. Each stock option vests as to 25% of the shares subject to the option one year after the date of grant and in 36 monthly installments thereafter as to the rest of the shares, has an eight year term, and has an exercise price equal to the closing price of a share of our Common Stock on the date of grant. Each restricted stock unit vests in four substantially equal increments of twenty-five percent per year on the anniversary date of the grant. In addition, Messrs. Konezny and Goergen each received new hire equity awards on December 17, 2014 and April 28, 2015, respectively, with the same term and vesting provisions described above. The annual incentive plan is described on page 15 and throughout the “Compensation Discussion and Analysis.”

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards(3) ($/Sh)	Grant Date Fair Value of Option and Stock Awards(4) ($)
			Threshold($)	Target($)	Maximum($)
Ronald E. Konezny(4)	AIP		284,302	355,378	710,756
	NQSO	12/17/2014						325,000	(5)	8.30	985,985
	RSU	12/17/2014				175,000	(5)				1,452,500
Michael C. Goergen	AIP		62,400	78,075	156,150
	NQSO	4/28/2015						100,000	(6)	10.18	344,030
	RSU	4/28/2015				50,000	(5)				509,000
Jon A. Nyland	AIP		126,000	157,500	315,000
	NQSO	11/20/2014						12,500	(6)	7.40	34,956
	RSU	11/20/2014				6,250	(5)				46,250
Kevin C. Riley	AIP		180,400	225,500	451,000
	NQSO	11/20/2014						32,500	(6)	7.40	90,886
	RSU	11/20/2014				16,250	(5)				120,250
Joel K. Young	AIP		143,000	179,000	358,000
	NQSO	11/20/2014						27,500	(6)	7.40	76,904
	RSU	11/20/2014				13,750	(5)				101,750
Joseph T. Dunsmore	AIP		87,200	109,000	218,000
Steven E. Snyder	AIP		100,190	125,237	250,474
	NQSO	11/20/2014						27,500	(6)	7.40	76,904
	RSU	11/20/2014				13,750	(5)				101,750

AIP – Annual incentive plan

NQSO – Non-qualified stock option awards

RSU – Restricted stock unit awards

(1)

These columns present possible payments under the annual incentive plan for fiscal 2015. See the Summary Compensation Table for fiscal 2015 (under the column “Non-Equity Incentive Plan Compensation”) for the actual amount paid to each Named Executive under the fiscal 2015 annual incentive plan. Threshold refers to the minimum amount payable if all three of the annual incentive plan components performed at the minimum threshold level required to earn any incentive. Target refers to the amount payable under all components if specified targets are reached. Maximum refers to the maximum payout possible under the plan. Threshold Target and Maximum Amounts are pro-rated for Named Executives with less than a full year of service.

(2)

The restricted stock units are subject to accelerated vesting if the award is not assumed or replaced in connection with a change in control, or if the award is so assumed or replaced, if the Named Executive’s employment is terminated without cause by the successor or for good reason by the Named Executive within 12 months following a change in control.

(3)

The exercise price for the options granted to is the closing price of our Common Stock on the Nasdaq Global Select Market on the date of grant, which was November 20, 2014 for Messrs. Nyland, Riley, Young and Snyder, December 17, 2014 for Mr. Konezny and April 28, 2015 for Mr. Goergen.

(4)

This column shows the full grant date fair value under authoritative guidance issued by ASC 718 of the stock options and restricted stock units on the date of grant. The fiscal 2015 compensation of Mr. Konezny and Mr. Goergen include the value of their initial equity grants. As described earlier, the size of this initial grant is not indicative of future practices.

(5)	Scheduled to vest as to 25% of the shares on the first anniversary of the date of grant and each anniversary thereafter unless earlier accelerated or terminated pursuant to their terms.
(6)	Scheduled to vest as to 25% of the shares on the first anniversary of the date of grant and thereafter in 36 monthly installments unless earlier accelerated or terminated pursuant to their terms.

Outstanding Equity Awards at Fiscal 2015 Year-End

The table below provides information on each Named Executive’s outstanding equity awards as of September 30, 2015. The equity awards consist of stock options and restricted stock units. The market value of restricted stock units that have not vested equals $11.79, which was the closing price of our Common Stock on September 30, 2015. Mr. Dunsmore had no equity awards outstanding at September 30, 2015.

Name	Grant Date	Option Awards					Restricted Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Units of Stock That Have Not Vested(2) (#)		Market Value ($)
Ronald E. Konezny	12/17/14	—	325,000	(3)	8.30	12/17/22
	12/17/14						175,000		2,063,250
Michael C. Goergen	4/28/15	—	100,000		10.18	4/28/23
	4/28/15						50,000		589,500
Jon A. Nyland	11/20/14	—	12,500		7.40	11/20/22
	11/20/14						6,250		73,688
	5/27/14						8,333	(4)	98,246
	11/20/13	11,458	13,542		10.81	11/20/21
	11/20/12	17,708	7,292		9.35	11/20/22
	11/22/11	28,750	1,250		10.63	11/22/21
	11/23/10	20,000	—		9.68	11/23/20
	11/24/09	35,000	—		8.03	11/24/19
	11/25/08	10,000	—		8.49	11/25/18
	11/27/07	12,500	—		15.23	11/27/17
	11/27/06	17,500	—		13.41	11/27/16
	11/28/05	15,000	—		12.73	11/28/15
Kevin C. Riley	11/20/14	—	32,500		7.40	11/20/22
	11/20/14						16,250		191,588
	5/27/14						15,000	(4)	176,850
	11/20/13	25,208	29,792		10.81	11/20/21
	1/30/13	83,333	41,667		9.59	1/30/21
Joel K. Young	11/20/14	—	27,500		7.40	11/20/22
	11/20/14						13,750		162,113
	5/27/14						8,333	(4)	98,246
	11/20/13	25,208	29,792		10.81	11/20/21
	11/20/12	38,958	16,042		9.35	11/20/22
	11/22/11	57,500	2,500		10.63	11/22/21
	11/23/10	70,000	—		9.68	11/23/20
	11/24/09	65,000	—		8.03	11/24/19
	11/25/08	50,000	—		8.49	11/25/18
	11/27/07	35,000	—		15.23	11/27/17
	11/27/06	35,000	—		13.41	11/27/16
	11/28/05	25,000	—		12.73	11/28/15
Steven E. Snyder(5)	11/20/14	—	27,500		7.40	11/20/22
	11/20/14						13,750		162,113
	5/27/14						8,333	(4)	98,246
	11/20/13	25,208	29,792		10.81	11/20/21
	11/20/12	38,958	16,042		9.35	11/20/22
	11/22/11	57,500	2,500		10.63	11/22/21
	11/30/10	150,000	—		9.60	11/30/20

(1)

Unless otherwise noted, all options are scheduled to vest as of 25% of the shares on the first anniversary of the date of grant and thereafter in 36 monthly installments unless earlier accelerated or terminated pursuant to their terms.

(2)

Unless otherwise noted, all restricted stock units are scheduled to vest as to 25% of the shares on the first anniversary of the date of grant and each anniversary thereafter unless earlier accelerated or terminated pursuant to their terms.

(3)	Scheduled to vest as to 25% of the shares on the first anniversary of the date of grant and each anniversary thereafter unless earlier accelerated or terminated pursuant to their terms.
(4)	Scheduled to vest in two substantially equal increments on each of January 16, 2016 and 2017.
(5)	Mr. Snyder retired his employment from the Company effective October 31, 2015.

Options Exercised and Stock Vested During Fiscal 2015

The table below provides information regarding stock option exercises and restricted stock units vested by the Named Executives during the fiscal year ended September 30, 2015. None of the Named Executives had any other form of stock award that vested.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vest (#)	Value of Vested Shares(2) (#)
Ronald E. Konezny	—	—	—	—
Michael C. Goergen	—	—	—	—
Jon A. Nyland	—	—	4,167	35,378
Kevin C. Riley	—	—	7,500	63,675
Joel K. Young	—	—	4,167	35,378
Joseph T. Dunsmore	567,719	643,180	—	—
Steven E. Snyder	—	—	4,167	35,378

(1)	Represents the difference between the market value of the shares acquired upon exercise and the aggregate exercise price of the shares acquired.
(2)	Represents the number of shares vested multiplied by the market value of the shares on the date they were vested.

Employment Contracts; Severance; Termination of Employment and Change-in-Control Arrangements

Ronald E. Konezny. In connection with his appointment as our President and Chief Executive Officer effective December 17, 2014, we entered into an employment agreement with Mr. Konezny dated December 3, 2014. Pursuant to the agreement, we agreed to pay Mr. Konezny an initial annual base salary of $450,000. The agreement also provides that if we terminate his employment without cause after the first year of his employment he will receive: (1) severance pay at a rate equal to his base salary for a period of twelve months following termination, paid in installments on regular payroll dates during that period, (2) if Mr. Konezny is eligible for, and takes all steps necessary to continue his group health insurance coverage, we shall pay for the portion of the premium costs for such coverage that the Company pays for then active employees of the Company, at the same level of coverage that was in effect as of the termination date of his employment, for a period of 12 months thereafter, and (3) a pro rata portion of any bonus that would have been payable to him for the fiscal year during which his employment terminated, based on actual results against the annual objectives set by the Committee. If his employment is terminated by us without cause during the first year of his employment, he shall receive the same benefits as described above, except the severance pay shall be equal to 18 months of base salary, the group health insurance premium payment shall extend for 18 months, and the amount of the bonus paid to him shall be $400,000. The employment agreement also provides that the Committee will review Mr. Konezny’s base salary annually and may adjust it, provided his base salary can only be decreased as part of an across-the-board reduction affecting all senior executives. Under the employment agreement, Mr. Konezny is entitled to an annual incentive cash bonus equal to 100% of his base salary, provided that the objectives set by the Committee are met. If some or all of the objectives are not met for a fiscal year, then the Committee shall determine the actual bonus earned based on actual performance against plan as determined through Mr. Konezny’s annual cash incentive plan. If the objectives set by the Committee for a cash performance bonus are exceeded for a fiscal year, the Committee may, in its discretion, award Mr. Konezny a bonus in addition to any other bonus to which he is otherwise entitled. The employment agreement also provides that Mr. Konezny is entitled to the benefits and perquisites which we generally provide to our other employees under our applicable plans and policies. In connection with the commencement of his employment, Mr. Konezny will receive an initial sign-on bonus in the amount of $400,000, which amount must be repaid to us if, during the first year of his employment, he resigns for any reason other than death, disability, or for good reason following a change in control.

The employment agreement provided for two equity awards in connection with the commencement of Mr. Konezny’s employment. On December 17, 2014, he received an option to purchase 325,000 shares of our common stock, which is scheduled to vest as to 25% of the shares on each of the first four anniversaries of the grant date, and has a term of eight years. He also received a restricted stock unit in the amount of 175,000 shares of our common stock, which will vest as to 25% of the shares on each of the first four anniversaries of the grant date. These equity awards granted to Mr. Konezny will vest in connection with a change in control, vest as to the tranche of shares scheduled to vest on the immediately following vest date. They will vest as to all shares if his employment is terminated without cause or terminates for good reason within one year of the change in control.

Joseph T. Dunsmore. We and Mr. Dunsmore are parties to an employment agreement dated September 27, 2006 which set the minimum level of Mr. Dunsmore’s base salary at $375,000. In connection with his retirement announcement, we entered into the transition agreement with Mr. Dunsmore which amended certain provisions of his employment agreement with respect to severance and benefits payments associated with the termination of his employment or a change in control.

Under Mr. Dunsmore’s transition agreement, we agreed to provide the following compensation and benefits to Mr. Dunsmore: (1) an amount equal to his annual base salary paid in a lump sum following termination of his employment, (2) an amount equal to his annual base salary paid on regular payroll dates over the year commencing on the first anniversary of termination of his employment, (3) a pro rata payout of his annual cash incentive for the period from October 1 to December 31, 2014, based on our actual performance against target for fiscal 2015, (4) continued coverage of medical and dental benefits for one year following termination of employment, and (5) reimbursement of Mr. Dunsmore’s legal fees in reviewing the transition agreement, up to $10,000.

As a condition to receiving the above compensation and benefits, Mr. Dunsmore must comply with the covenants in his employment agreement regarding confidentiality, non-competition and non-solicitation, and he was required to sign and not rescind a release of claims in favor of us.

Steven E. Snyder. We and Mr. Snyder are parties to a letter agreement dated October 28, 2010. Under this agreement, if Mr. Snyder’s employment is terminated by us without cause at any time, he will be entitled to receive severance equal to twelve months’ base salary and a bonus that will be based on the number of months of service during the fiscal year in which his employment was terminated and our actual financial performance against plan as determined through his annual cash incentive compensation plan.

In connection with his retirement announcement in March, 2015, we also entered into a transition agreement with Mr. Snyder. Under the transition agreement, we agreed to provide the following compensation and benefits to Mr. Snyder: (1) an amount equal to nine months base salary paid in a lump sum following termination of his employment, (2) if Mr. Snyder elected to continue his group medical and dental insurance pursuant to the terms of the applicable plans and laws, we would pay up to 3 months of premiums for such coverage at the same level of coverage as in effect on the termination date of his employment, and (3) a pro rata payout of his annual cash incentive for fiscal 2015 based on the months of service through July 31, 2015 and our actual performance against target for fiscal 2015. Under the terms of this transition agreement, Mr. Snyder resigned his positions as Senior Vice President, Chief Financial Officer and Treasurer effective April 20, 2015 but agreed to continue as an active employee through July 31, 2015 and provide reasonable transition services to the Company for the period from August 1, 2015 through October 31, 2015.

Michael C. Goergen. We and Mr. Goergen are parties to a letter agreement dated March 6, 2015. Under this agreement, if Mr. Goergen’s employment is terminated by us without cause at any time, he will be entitled to receive severance equal to twelve months’ base salary and a bonus that will be based on the number of months of service during the fiscal year in which his employment was terminated and our actual financial performance against plan as determined through his annual cash incentive compensation plan.

Jon A. Nyland. We and Mr. Nyland are parties to a letter agreement dated September 17, 2013. The letter agreement provides that if Mr. Nyland’s employment is terminated by us without cause at any time, he will be entitled to receive severance equal to six month’s base salary and a bonus that will be based on the number of months of service during the fiscal year in which his employment was terminated and actual financial performance against plan as determined through his annual cash incentive compensation plan.

Kevin C. Riley. We and Mr. Riley are parties to a letter agreement dated January 23, 2013. Under this agreement, if Mr. Riley’s employment is terminated by us without cause at any time, he will be entitled to receive severance equal to twelve months’ base salary and a bonus that will be based on the number of months of service during the fiscal year in which his employment was terminated and our actual financial performance against plan as determined through his annual cash incentive compensation plan.

Joel K. Young. We and Mr. Young are parties to a letter agreement dated July 30, 2007. The letter agreement provides that if Mr. Young’s employment is terminated by us without cause at any time, he will be entitled to receive severance equal to twelve months’ base salary and a bonus that will be based on the number of months of service during the fiscal year in which his employment was terminated and actual financial performance against plan as determined through his annual cash incentive compensation plan.

Potential Payments Upon Termination or Change in Control

The table that follows provides the estimated payments and benefits that would be provided to our Named Executives or their beneficiaries under the employment agreements and equity compensation plans described above under various scenarios involving a termination of employment and/or a change in control, and assuming that the event(s) occurred on September 30, 2015. For these purposes, “cause” generally refers to acts by an executive that result in a felony conviction, willful non-performance of material employment duties, or willfully engaging in fraud or gross misconduct that is materially detrimental to our financial interests.

Compensation Element	Involuntary Termination Without Cause ($)		Death or Disability (Single Trigger) ($)	Change in Control (Double Trigger)(1) ($)
Severance(2) Ronald E. Konezny Michael C. Goergen Jon A. Nyland Kevin C. Riley Joel K. Young Joseph T. Dunsmore Steven E. Snyder	675,000 290,000 112,500 275,000 268,000 872,000 —	(3)	— — — — — N/A —	675,000 290,000 112,500 275,000 268,000 N/A —
Pro Rata Bonus(4) Ronald E. Konezny Michael C. Goergen Jon A. Nyland Kevin C. Riley Joel K. Young Joseph T. Dunsmore Steven E. Snyder	400,000 96,938 181,677 260,114 206,477 55,045 —	(3)	— — — — — N/A —	400,000 96,938 181,677 260,114 206,477 N/A —
Accelerated Stock Options(5) Ronald E. Konezny Michael C. Goergen Jon A. Nyland Kevin C. Riley Joel K. Young Steven E. Snyder	— — — — — — —		1,134,250 161,000 87,389 263,539 191,964 191,964	1,134,250 161,000 87,389 263,539 191,964 191,964
Restricted Stock Units(6) Ronald E. Konezny Michael C. Goergen Jon A. Nyland Kevin C. Riley Joel K. Young Steven E. Snyder	— — — — — — —		2,063,250 589,500 171,934 368,438 260,359 260,359	2,063,250 589,500 171,934 368,438 260,359 260,359
Total Ronald E. Konezny Michael C. Goergen Jon A. Nyland Kevin C. Riley Joel K. Young Joseph T. Dunsmore Steven E. Snyder	1,075,000 386,938 294,177 535,114 474,477 927,045 —	(3)	3,197,500 750,500 259,323 631,977 452,323 N/A 452,323	4,272,500 1,137,438 553,500 1,167,091 926,800 N/A 452,323

(1)	Represents payments upon termination without cause or for good reason within 12 months following a change in control.

(2)

Severance arrangements generally provide Mr. Konezny with eighteen months of base salary. Those agreements generally provide Messrs. Goergen, Snyder, Young, and Riley with one year of base salary and Mr. Nyland with six months of base salary.

(3)

Represents amounts actually paid or payable under Mr. Dunsmore’s transition agreement, which are composed of: (1) $436,000 paid in a lump sum following termination of his employment, (2) $436,000 payable on regular payroll dates over the year commencing on the first anniversary of termination of his employment, (3) $55,045 representing a pro rata payout of his annual cash incentive for the period from October 1 to December 31, 2014, based on our actual performance against target for fiscal 2015, (4) $22,710 for continued coverage of medical and dental benefits for one year following termination of employment, and (5) $10,000 as reimbursement for Mr. Dunsmore’s legal fees in reviewing the transition agreement.

(4)

Pro rata bonus is based on the number of months that the individual was employed during the year in which his employment was terminated and our actual performance against the annual objectives set by the Committee. For purposes of this presentation, since the assumed date of termination was September 30, 2015, the bonus amount shown for all executives except Mr. Konezny is the actual cash incentive earned for all of fiscal 2015. Mr. Konezny’s bonus amount represents the amount due him per his employment agreement.

(5)

Amounts represent the intrinsic value of stock option awards as of September 30, 2015 for which the vesting was accelerated due to death or disability. The value entered is based on the difference between $11.79, the closing price of our Common Stock on September 30, 2015 (the last trading day of the fiscal year), and the option exercise price.

(6)

Amounts represent the value of unvested restricted stock units granted on May 27, 2014, November 20, 2014, December 17, 2014 and April 28, 2015 using the closing price of $11.79 of our Common Stock on September 30, 2015 (the last trading day of the fiscal year).

COMPENSATION OF DIRECTORS

The fiscal 2015 director compensation program provided non-employee directors with a combination of cash and restricted stock units that resulted in an annual aggregate value ranging from approximately $125,000 to $150,000 per director depending on committee service in fiscal 2015.

The Compensation Committee conducts periodic competitive reviews of the compensation plan of non-employee directors. For fiscal 2015, a competitive analysis of director compensation as compared to our peer group was provided by our Vice President of Human Resources. This analysis provided details on total compensation levels and committee service fees for directors in our peer group as well as the allocation of compensation between cash and equity. A similar review is scheduled to be conducted for fiscal 2016 after the date of this Proxy Statement. The director compensation plan continues to provide an annual equity award, in the form of restricted stock units, valued at $70,000. This award is made at the regularly scheduled meeting of the Compensation Committee that follows the annual meeting of stockholders and the public announcement of first fiscal quarter financial results. These restricted stock units are scheduled to vest in full after one year. In addition, a newly elected director will be awarded a one-time restricted stock unit award valued at $100,000 upon appointment. These restricted stock units vest 50% after one year and 100% after two years from date of award.

The following table describes the compensation arrangements with our non-employee directors effective January 1, 2015:

Compensation Element	Amount Payable ($)
Annual Cash Retainers (1)
• Board Member	40,000

• Audit Committee Chair	18,000

• Compensation Committee Chair	10,000

• Nominating & Governance Committee Chair	10,000

• Non-Executive Chairperson	35,000

• Audit Committee Member	9,000

• Compensation Committee Member	5,000

• Nominating & Governance Committee Member	5,000

Annual Equity Award(2)	70,000	(2)

New Director Equity Award(3)	100,000	(3)

(1)	Retainers are paid in quarterly installments each representing 25% of total annual retainer amount.
(2)

An annual equity award is provided to each non-employee director on or near the date of the annual meeting of stockholders and each such award becomes fully vested after one year. This has been delivered in the form of restricted stock units since fiscal 2014. The amount of the annual equity award indicated in the table represents the target valuation of the equity award. For fiscal 2015, the actual number of restricted stock units awarded was determined by dividing the targeted restricted stock unit award value of $70,000 by the closing price of the Company’s Common Stock on the date the award was granted, January 27, 2015.

(3)

A one-time equity award consisting of restricted stock units received by each director elected for the first time to our Board of Directors. The amount indicated in the table represents the valuation target of the equity award.

Director Compensation for Fiscal 2015

The following table summarizes compensation provided to each non-employee director for services provided during fiscal 2015. Kenneth E. Millard served as a Director through our annual meeting of stockholders in January, 2015 at which time he retired from our Board of Directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Total ($)
Guy C. Jackson	63,000	70,004	133,004
Satbir Khanuja, Ph.D.	56,500	70,004	126,504
Spiro C. Lazarakis	13,500	100,000	113,500
Kenneth E. Millard	14,750	—	14,750
Ahmed Nawaz	57,500	70,004	127,504
William N. Priesmeyer	81,500	70,004	151,504
Girish Rishi	52,000	70,004	122,004

(1)

The “Stock Awards” column presents the aggregate grant date fair value of restricted stock units granted to each non-employee director during fiscal 2015 as computed in accordance with ASC 718. The fair value of each restricted stock unit was considered to be the closing price of the Company’s Common Stock on the date the restricted stock unit was granted.

(2)

Information regarding the restricted stock units granted to the non-employee directors during fiscal 2015, and their aggregate stock options and restricted stock units outstanding at September 30, 2015, is contained in the following table:

Name	Grant Date	Number of RSUs Awarded (#)	Stock Award Price ($)	Grant Date Fair Value of RSU(a) ($)	Total Number of RSUs Outstanding at 9/30/15 (#)	Total Number of Shares Underlying Options at 9/30/15(b) (#)
Guy C. Jackson	1/27/2015	7,400	9.46	70,004	7,400	123,681
Satbir Khanuja, Ph.D.	1/27/2015	7,400	9.46	70,004	7,400	—
Spiro C. Lazarakis	7/28/2015	10,000	10.00	100,000	10,000	—
Kenneth E. Millard	1/27/2015	—	—	—	—	89,168
Ahmed Nawaz	1/27/2015	7,400	9.46	70,004	7,400	112,515
William N. Priesmeyer	1/27/2015	7,400	9.46	70,004	7,400	124,431
Girish Rishi	1/27/2015	7,400	9.46	70,004	7,400	—

(a)	This column shows the full grant date fair value under authoritative guidance issued by ASC 718 of the restricted stock units granted to the non-employee directors in fiscal 2015.
(b)	All options have an exercise price equal to the closing price of our Common Stock on the date of grant, and are fully vested.

RELATED PERSON TRANSACTION APPROVAL POLICY

Our Board of Directors has adopted a written policy (the “Related Person Transaction Approval Policy”) regarding transactions with any “Related Person,” which is defined to include any of our directors or nominees for directors, executive officers and greater than five percent stockholders and any of their respective immediate family members. In accordance with the policy, the Audit Committee is responsible for the review and approval or ratification of all transactions with Related Persons that are required to be disclosed under the rules of the Securities and Exchange Commission.

The Related Person Transaction Approval Policy covers “Related Person Transactions” (as defined below) between us and any Related Person. Related Person Transactions include any transactions, arrangements or relationships involving the payment of money or other value involving us and in which a Related Person has a direct or indirect interest. A Related Person Transaction does not include:

•	payments of compensation to Related Persons for the Related Person’s service to us as a director, officer or employee;

•	transactions available to all employees or all stockholders on the same terms; or

•

transactions, which when aggregated with the amount of all other transactions between us and the Related Person or any entity in which the Related Person has an interest, involve less than $120,000 in a fiscal year.

The Audit Committee must approve a Related Person Transaction prior to commencement of the transaction, except where the transaction is identified after it has commenced or first becomes a Related Person Transaction, in which case the Related Person Transaction will be brought before the Audit Committee for ratification. Our executives are responsible for disclosing all material information pertaining to any Related Person Transaction to the Audit Committee prior to entering into the transaction. The Audit Committee Chairperson has been granted the authority to approve transactions that arise between Audit Committee meetings provided that any actions taken by the Chairperson pursuant to such authority must be reported to the Audit Committee at its next regularly scheduled meeting.

While the Audit Committee is permitted to use any factors it deems appropriate in determining whether to approve a Related Person Transaction, the Related Person Transaction Approval Policy requires the Audit Committee, at a minimum, to consider:

•	the fairness of the terms to us;

•	materiality of the transaction to us;

•	the role of the Related Person in arranging the Related Person Transaction;

•	the structure of the Related Person Transaction; and

•	the interests of all Related Persons in the Related Person Transaction.

The Audit Committee will only approve a Related Person Transaction if the Committee determines it is beneficial and fair to us.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires that our directors and executive officers file initial reports of ownership and reports of changes in ownership with the SEC. Directors and executive officers are required to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us and written representations from our directors and executive officers, all Section 16(a) filing requirements were met for the fiscal year ended September 30, 2015.

Equity Compensation Plan Information

The following table gives information as of September 30, 2015 about the Company’s equity compensation plans, under which shares of its Common Stock may be issued.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders	5,209,099	(2)	$10.77	1,987,215	(3)
Equity Compensation Plans Not Approved by Security Holders(4)	133,977		$12.84	—

Total	5,343,076		$10.83	1,987,215

(1)	Calculation excludes shares subject to restricted stock unit awards since they do not have an exercise price.
(2)	Includes 4,666,351 shares subject to outstanding options and 542,748 shares issuable pursuant to restricted stock unit awards.
(3)	Includes securities available for future issuance under stockholder approved compensation plans other than upon the exercise of options, warrants or rights, as follows: 1,369,684 shares under the Company’s 2014 Omnibus Incentive Plan and 617,531 shares under the Company’s Employee Stock Purchase Plan. No further awards will be made under the 2014 Omnibus Incentive Plan if the 2016 Omnibus Incentive Plan is approved as set forth in Proposal 2. The Company’s 2013 Omnibus Incentive Plan, 2000 Omnibus Stock Plan and Digi International Stock Option Plan remain in effect, but the Company shall make no additional awards from these plans.
(4)	Relates to the Digi International Inc. Non-Officer Stock Option Plan only.

Equity Compensation Plan Not Approved by Stockholders – Digi International Inc. Non-Officer Stock Option Plan

In April 1998, our Board of Directors adopted the Digi International Inc. Non-Officer Stock Option Plan (the “Non-Officer Plan”). The Non-Officer Plan has not been approved by the stockholders of the Company.

Plan Administration

The Non-Officer Plan is administered by the Compensation Committee.

Shares Subject to the Non-Officer Plan

As of September 30, 2015, 133,977 shares of the Company’s Common Stock were subject to outstanding awards granted under the Non-Officer Plan. No shares are available for future award grants, and no additional awards may be made under this Plan. Pursuant to the Non-Officer Plan, the Compensation Committee must adjust the number of shares and the purchase price per share to give effect to adjustments made in the number of outstanding shares of Common Stock of the Company pursuant to mergers, consolidations, splits, combinations, or other changes in capitalization as described in the Non-Officer Plan.

Eligibility

All employees of the Company and its subsidiaries who are not also officers or directors of the Company, and consultants to the Company or its subsidiaries, were eligible to receive awards under the Non-Officer Plan.

Incentive and Non-Statutory Stock Options

The Non-Officer Plan authorizes the grant of non-statutory stock options. Because the Non-Officer Plan has not been approved by the Company’s stockholders, under the Internal Revenue Code of 1986, as amended, incentive stock options were not granted under the Non-Officer Plan. The exercise price of an option was determined by the Compensation Committee. The exercise price could not be less than 50% of the fair market value, as defined in the Non-Officer Plan, of the Company’s Common Stock on the date the option is granted. Stock options could be granted and exercised at such times as the Compensation Committee may determine, provided that the term could not exceed ten years from the date of grant. The purchase price for Common Stock upon the exercise of stock options may be payable in cash, bank draft or money order, by delivery of shares of Company Common Stock having a fair market value on the date the option is exercised equal to all or any part of the option price of the Common Stock being purchased or any combination of the above.

Transferability and Termination of Options

The Non-Officer Plan allows the recipient to transfer options to members of his or her immediate family under certain circumstances. Other than such transfers to family members, no option shall be assignable or transferable by the recipient other than by will or the laws of descent and distribution. If a recipient’s employment or other relationship with the Company or its affiliates is terminated for any reason other than death or disability, then any unexercised portion of such recipient’s award will generally be forfeited, except as provided in the Non-Officer Plan or such recipient’s agreement or by the Compensation Committee. Upon death or disability, any unexercised portion of such recipient’s award will automatically vest. Upon a change in control as described in the Non-Officer Plan, the Compensation Committee shall declare all outstanding options cancelled at the time of the change in control in exchange for cash in the amount described in the Non-Officer Plan unless appropriate provisions have been made for the protection of the outstanding options by the substitution of such options for options to purchase appropriate stock of the surviving entity in the change in control.

Adjustments, Modifications, Termination

The Non-Officer Plan gives our Board of Directors the right to amend, suspend or discontinue the Non-Officer Plan. Amendments to the Non-Officer Plan are subject to stockholder approval, however, if needed to comply with applicable laws or regulations. The Compensation Committee may generally also alter or amend any agreement covering an award granted under the Non-Officer Plan to the extent permitted by law.

PROPOSAL NO. 2

APPROVAL OF 2016 DIGI INTERNATIONAL INC. OMNIBUS INCENTIVE PLAN

Introduction

On November 19, 2015, our Board of Directors, upon recommendation of the Compensation Committee (as used in this section of this Proxy Statement sometimes, the “Committee”), approved the Digi International Inc. 2016 Omnibus Incentive Plan (as used in this section of this Proxy Statement, the “2016 Plan”), subject to stockholder approval. The purpose of the 2016 Plan is to provide long-term incentives to persons with responsibility for success and growth at our Company. The 2016 Plan authorizes the issuance of up to 1,500,000 shares of our Common Stock pursuant to awards granted under the 2016 Plan. As provided in the 2016 Plan, we will cease making awards under the 2014 Omnibus Incentive Plan (the “2014 Plan”) upon stockholder approval of the 2016 Plan. Further, we no longer make awards under the 2000 Omnibus Stock Plan, as Amended and Restated as of December 4, 2009 (the “2000 Plan”) or the 2013 Omnibus Incentive Plan (the “2013 Plan” and, as used in this section of this Proxy Statement, collectively with the 2000 Plan and the 2014 Plan, the “Prior Plans”).

Why We Believe You Should Vote for the 2016 Plan

Our Board of Directors believes that equity-based incentives are an important part of total compensation for our executives as well as for employees and our non-employee directors. We believe that stockholders should approve this new plan for the following reasons:

•

Compensation Philosophy. As described in our CD&A, our compensation includes rewarding our executives for positive developments in the results of our Company and the price of our Common Stock over time. We believe that equity compensation is one of the most effective tools to achieve these goals. They will continue to play an important role in our ability to incentivize our executives and other employees.

•

Plan Provisions Designed to Serve Stockholders’ Interests and Promote Effective Corporate Governance. The 2016 Plan, which is summarized in more detail below, includes several provisions that are designed to serve the interests of our stockholders and promote effective corporate governance, including:

¡	The 2016 Plan is administered by our independent Compensation Committee.

¡

The 2016 Plan does not permit liberal share counting. Shares delivered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with any award and shares subject to a SAR that are not issued in connection with the stock settlement of SARs may not be used again for new grants. We also may not use shares repurchased using option exercise proceeds for new grants.

¡	We cannot issue stock options or SARs at an exercise price that is less than the fair market value of our Common Stock on the date of grant.

¡	Stock options and SARs cannot have a term longer than seven years from the date of grant.

¡

The 2016 Plan generally provides for the forfeiture of outstanding awards if the Committee determines that the employee has engaged in certain misconduct, including commission of a felony or other serious crime, substantial and repeated failures to perform his or her duties, acting with gross negligence or willful misconduct, breach of an agreement with the Company, and certain other inappropriate behaviors.

¡	Dividends or dividend equivalents payable on restricted shares and stock units will be subject to the same restrictions as the underlying shares or units.

¡

Like the 2013 Plan and 2014 Plan, the 2016 Plan prohibits any repricing of stock options or SARs without prior stockholder approval and also specifically provides that cash buy-outs are prohibited repricings.

¡

We cannot materially modify the 2016 Plan without prior stockholder approval, which includes amendments to increase the number of shares, extend the period for granting awards, add new award types, change the performance measures for performance-based awards and modify the eligibility requirements.

¡

The 2016 Plan provides that awards granted under the 2016 Plan will be subject to any recoupment policy we adopt. We have adopted a recoupment policy that applies to cash incentive awards and we anticipate expanding our recoupment policy to equity incentive awards in the future in light of the expected issuance of final stock exchange rules on this topic that implements the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

The descriptions set forth below are in all respects qualified by the terms of the 2016 Plan, which is attached to this Proxy Statement as Appendix A.

Purpose

The purpose of the 2016 Plan is to promote the interests of our Company and our stockholders by providing key personnel of our Company and our affiliates with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of our Company and our affiliates. In addition, the opportunity to acquire a proprietary interest in our Company will aid in attracting and retaining key personnel of outstanding ability. The 2016 Plan is also intended to provide non-employee directors of the Company with an opportunity to acquire a proprietary interest in the Company, to compensate non-employee directors for their contributions to the Company and to aid in attracting and retaining non-employee directors.

Administration

The 2016 Plan is administered by our Compensation Committee. The Committee has the authority to adopt, revise and waive rules relating to the 2016 Plan and to determine the timing and identity of participants, the amount of any awards and other terms and conditions of awards. The Committee may delegate its responsibilities under the 2016 Plan to members of management of the Company or to others with respect to the selection and grants of awards to employees of the Company who are not deemed to be officers, directors or 10% stockholders of the Company under applicable Federal securities laws.

Eligibility

All employees of our Company and our affiliates, non-employee directors of our Company and any consultant or advisor who is a natural person and provides services to us or our affiliates are eligible to receive awards under the 2016 Plan at the discretion of the Committee. Incentive stock options under the 2016 Plan may be awarded by the Committee only to employees. There are approximately 515 total employees, non-employee directors and others who provide services to us and our affiliates, any or all of whom may be considered for the grant of awards under the 2016 Plan at the discretion of the Committee.

Shares Available

The total number of shares of Company Common Stock available for distribution under the 2016 Plan is 1,500,000, subject to adjustment for future stock splits, stock dividends and similar changes in the capitalization of the Company. The shares of our Common Stock covered by the 2016 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market.

Any shares subject to an award under the 2016 Plan or the Prior Plans that are forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements, settled for cash or otherwise terminated without payment being made thereunder shall, to the extent of such expiration, forfeiture, cancellation, return, cash settlement or termination, again be available for grant under the 2016 Plan. The following shares will, however, continue to be charged against the foregoing maximum share limitations and will not again become available for grant: (i) shares tendered by the participant or withheld by us in payment of the purchase price of an Option, (ii) shares tendered by the participant or withheld by us to satisfy any tax withholding obligation with respect to an Award, (iii) shares subject to a SAR that are not issued in connection with the settlement of the SAR upon its exercise and (iv) shares repurchased by us with proceeds received from the exercise of a stock option issued under the 2016 Plan or the Prior Plans. Any shares that again become available for grant will be added back as one share to the 2016 Plan.

Types of Awards

The 2016 Plan allows us to grant stock options, SARs, restricted stock, restricted stock units and other stock-based awards. The Committee may provide that the vesting or payment of any award will be subject to the attainment of certain performance objectives established by the Committee, in addition to completion by the plan participant of a specified period of service. The Committee may amend the terms of any award previously granted, but no amendment may materially impair the rights of any participant with respect to an outstanding award without the participant’s consent, unless such amendment is necessary to comply with applicable laws or stock exchange rules.

Stock Options

Stock options granted under the 2016 Plan may be either incentive or nonqualified stock options. The exercise price of options may not be less than the fair market value of our Common Stock on the date of grant. The closing sale price of a share of our Common Stock on the Nasdaq Global Select Market on December 4, 2015 was $12.61 per share. The exercise price must be paid in full at the time of exercise and may be paid in cash or such other manner as permitted by the Committee, including by withholding shares issuable upon exercise or by delivery of shares already owned by a participant. The maximum number of shares that may be issued upon the exercise of incentive stock options under the 2016 Plan is 1,500,000.

Stock Appreciation Rights

SARs provide for payment to the participant of all or a portion of the excess of the fair market value of a specified number of shares of our Common Stock on the date of exercise over a specified exercise price, which may not be less than the fair market value of our Common Stock on the date of grant. Payment may be made in cash or shares of our Common Stock or a combination of both, as determined by the Committee.

Restricted Stock

Restricted stock awards are awards of shares of our Common Stock that are subject to vesting conditions, and the corresponding lapse or waiver of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine.

Restricted Stock Units

Restricted stock units provide a participant with the right to receive, in cash or shares of our Common Stock or a combination of both, the fair market value of a specified number of shares of our Common Stock, and will be subject to such vesting and forfeiture conditions and other restrictions as the Committee determines.

Other Stock-Based Awards

The Committee may grant other awards under the 2016 Plan that are valued by reference to and/or payable in whole or in part in shares of our Common Stock.

Cash Incentive Awards

Cash incentive awards permit a participant to receive cash or other forms of awards upon the satisfaction of one or more performance goals over a specified performance cycle as determined by the Committee.

Terms of Awards and Plan Provisions

Performance-Based Compensation

For purposes of any 2016 Plan awards (other than stock options and SARs) that are intended to qualify as performance-based compensation for Section 162(m) purposes, the lapsing of restrictions, vesting and payment of such awards, as applicable, will be subject to the achievement of one or more performance goals over a specified performance period, all as determined by the Committee. The vesting and exercisability of stock options and SARs need not be made subject to the achievement of one or more performance goals in order to be considered performance-based compensation for purposes of Code Section 162(m). The performance measures upon which such performance goals may be based shall be limited to one or a combination of two or more of the following business criteria: revenue or net sales; gross profit; operating profit; net income; earnings before one or more of interest, taxes, depreciation, amortization and other adjustments; profitability as measured by return ratios (including, but not limited to, return on assets, return on equity, return on investment and return on revenues or gross profit) or by the degree to which any of the foregoing earnings measures exceed a percentage of revenues or gross profit; cash flow; market share; margins (including one or more of gross, operating and net earnings margins); stock price; total stockholder return; asset quality; non-performing assets; operating assets; operating expenses; balance of cash, cash equivalents and marketable securities; improvement in or attainment of expense levels or cost savings; operating asset turnover; accounts receivable levels (including measured in terms of days sales outstanding); economic value added; improvement in or attainment of working capital levels; employee retention; customer satisfaction; implementation or completion of critical projects; and growth in customer base.

Any performance goal utilized may be expressed in absolute amounts, on a per share basis, relative to one or more other performance measures, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures, and may relate to one or any combination of corporate or business performance. The Committee will specify the manner of calculating the performance goals it establishes for any performance period. The Committee will select the applicable performance measures and establish the corresponding performance goals for any performance period, and certify any amount payable in connection with an award intended to qualify as performance-based compensation, within the time periods prescribed by and consistent with the other requirements of Code Section 162(m). The Committee may adjust downward, but not upward, any amount determined to be otherwise payable in connection with such an award.

Maximum Award Amounts

The aggregate number of shares that may be subject to certain awards during any calendar year to any one participant under the 2016 Plan shall not exceed 350,000 shares with respect to stock options, 175,000 shares with respect to SARs and 175,000 shares with respect to other awards intended to qualify as performance-based compensation for Section 162(m) purposes. The maximum amount payable with respect to any cash incentive awards and awards other than stock options and SARs denominated in cash that are granted to any one participant in any calendar year shall not exceed $1 million.

Substitute Awards

Awards may be granted under the 2016 Plan in substitution for awards granted by another entity acquired by our company or with which our company combines. The terms and conditions of these substitute awards will be comparable to the terms of the awards replaced, and may therefore differ from the terms and conditions otherwise set forth in the 2016 Plan. Shares subject to substitute awards will not count against the 2016 Plan share reserve.

Repricing of Awards

The Committee may not reduce the exercise price of stock options or SARs granted under the 2016 Plan, exchange outstanding stock options or SARs with new stock options or SARs with a lower exercise price or a new full value award, repurchase underwater stock options or SARs or take any other action that would constitute a “repricing,” unless such action is first approved by our stockholders.

Transferability of Awards

Except as noted below, during the lifetime of a person to whom an award is granted, only that person, or that person’s legal representative, may exercise an option or SAR, or receive payment with respect to performance units or any other award. No award may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a successor in the event of a participant’s death or pursuant to a qualified domestic relations order. However, the Committee may provide that awards, other than incentive stock options, may be transferable to members of the participant’s immediate family or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, if the participant does not receive any consideration for the transfer.

Termination of Service

Unless otherwise provided in an award agreement, upon termination of a participant’s service with us, all unvested and unexercisable portions of the participant’s outstanding awards will immediately be forfeited. If a participant’s service with us terminates other than for cause, death or disability, the vested and exercisable portions of the participant’s outstanding stock options and SARs generally will remain exercisable for three months after termination, except in the case of a stock option or SAR held by a non-employee director, in which case the vested and exercisable portion shall remain exercisable through the original term of the award. If a participant’s service terminates due to death or disability, the vested and exercisable portions of the participant’s outstanding stock options and SARs generally will remain exercisable for one year after termination. Upon termination for cause, all unexercised stock options and SARs will be forfeited.

Unless otherwise provided in an agreement with respect to performance awards or restricted stock, or under other circumstances provided by the Committee, if a participant’s service with us terminates due to death or disability, the participant shall be entitled to (i) a payment with respect to performance units at the end of the performance cycle based upon the achievement of performance targets at the end of such period and prorated for the portion of the performance cycle during which the participant was employed and/or (ii) receive a number of shares of restricted stock or time-based stock units under outstanding awards that has been prorated for the term of the participant’s employment and for which portion the restrictions shall lapse.

Withholding

The 2016 Plan permits us to withhold from cash awards, and to require a participant receiving Common Stock under the 2016 Plan to pay us in cash, an amount sufficient to cover any required withholding taxes. In lieu of cash, the Committee may permit a participant to cover withholding obligations through a reduction in the number of shares delivered to such participant or a surrender of shares then owned by the participant.

Fundamental Change

Unless otherwise provided in an award agreement, in the event of a sale of all or substantially all of our assets or a merger, consolidation, or share exchange involving our company (any such event referred to as a “fundamental change”), the surviving or successor entity may continue, assume or replace some or all of the outstanding awards under the 2016 Plan. Award agreements with our executive officers will typically provide that if an award is continued, assumed or replaced in connection with a corporate transaction and if within one year after the transaction the executive officer’s employment is involuntarily terminated other than for cause or the executive officer terminates his or her employment for good reason, the award will immediately vest in full or become fully exercisable. If awards granted to any participant are not continued, assumed or replaced in connection with a corporate transaction, the Committee may accelerate the vesting and exercisability of any award or require the surrender of any outstanding award in exchange for payment to the participant of the intrinsic value of the award.

Adjustment of Awards

In the event of an equity restructuring, such as a stock dividend or stock split, that affects the per share value of our Common Stock, the Committee will make appropriate adjustment to: (i) the number and kind of securities reserved for issuance under the 2016 Plan, (ii) the number and kind of securities subject to outstanding awards under the 2016 Plan, (iii) the exercise price of outstanding options and SARs, and (iv) any maximum limitations prescribed by the 2016 Plan as to grants of certain types of awards. The Committee may also make similar adjustments in the event of any other change in our company’s capitalization, including a merger, consolidation, reorganization or liquidation.

Amendment and Termination

The 2016 Plan has a term of ten years from its effective date, or the earlier termination of the plan by our Board of Directors. Our Board may amend the 2016 Plan at any time, but no amendment may materially impair the rights of any participant with respect to outstanding awards without the participant’s consent. Stockholder approval of any amendment of the 2016 Plan will be obtained if required by applicable law or the rules of the Nasdaq Stock Market. Awards that are outstanding on the plan’s termination date will remain in effect in accordance with the terms of the plan and the applicable award agreements.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the 2016 Plan that were subject to stockholder approval. In addition, the Committee will determine the number and types of awards that will be granted under the 2016 Plan. Thus, it is not possible to determine the benefits that will be received by eligible participants if the 2016 Plan is approved by our stockholders.

Voting Requirements, Recommendation

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote on this item and present in person or by proxy at the annual meeting of stockholders is required for approval of the 2016 Plan and the shares authorized under the 2016 Plan. Proxies solicited by our Board of Directors will be voted for approval of the proposal, unless stockholders specify otherwise in their proxies.

THE BOARD OF DIRECTORS RECOMMENDS THE STOCKHOLDERS VOTE “FOR” APPROVAL OF THE DIGI INTERNATIONAL INC. 2016 OMNIBUS STOCK PLAN.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are seeking a non-binding advisory vote from stockholders to approve the compensation as disclosed in the CD&A, tabular disclosures and related narrative of this Proxy Statement.

Our compensation programs are structured to align the interests of our executives with the interests of our stockholders by rewarding sustained financial and operating performance and the creation of stockholder value. More specifically, our programs:

•	Utilize a mix of cash and equity compensation with varying time triggers for payment and financial measures that reward sustained financial performance; and

•	Place a significant emphasis on the opportunity for incentive compensation, thus aligning total direct compensation with Company performance.

Our Compensation Committee, composed of four independent, non-employee directors, discharges the Board of Directors’ responsibilities with respect to all forms of compensation for Named Executives as well as general oversight of compensation plans. The Compensation Committee has the authority to retain outside counsel, experts and other advisors as it determines appropriate.

Stockholders are urged to read the CD&A, which discusses in-depth how our compensation programs are aligned with our performance and the creation of stockholder value. The Compensation Committee and the Board of Directors believe that the policies and practices described in the CD&A effectively implement our pay-for-performance compensation philosophy.

THE BOARD OF DIRECTORS, UPON RECOMMENDATION OF THE COMPENSATION COMMITTEE, RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE FOLLOWING NON-BINDING RESOLUTION:

“RESOLVED, that the stockholders approve the compensation awarded to the Named Executives, as described in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in this Proxy Statement.”

Effect of Proposal

The Say-on-Pay resolution is non-binding. The approval or disapproval of this proposal by stockholders will not require our Board of Directors or the Compensation Committee to take any action regarding our executive compensation practices. The final decision on the compensation and benefits of our executive officers and on whether, and if so, how, to address any stockholder disapproval remains with the Board and the Compensation Committee.

The Board believes that the Compensation Committee is in the best position to consider the extensive information and factors necessary to make independent, objective, and competitive compensation recommendations and decisions that are in the best interest of our Company and our stockholders.

The Board values the opinions of our stockholders as expressed through their votes and other communications. Although the resolution is non-binding, the Board and the Compensation Committee will carefully consider the outcome of the advisory vote on executive compensation and stockholder opinions received from other communications when making future compensation decisions.

PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of PricewaterhouseCoopers LLP, independent registered public accounting firm, or one of its predecessors, has been the independent registered public accounting firm for us since 1986. The Audit Committee has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2015, subject to ratification by the stockholders. While it is not required to do so, the Audit Committee is submitting the selection of that firm for ratification in order to ascertain the view of the stockholders. If the selection is not ratified, the Audit Committee will reconsider its selection.

A representative of PricewaterhouseCoopers LLP will be present at the annual meeting and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.

Audit and Non-Audit Fees

The following table presents fees for fiscal 2015 and 2014 for professional services performed by PricewaterhouseCoopers for the audit of our annual consolidated financial statements, the review of our interim consolidated financial statements for each quarter in fiscal 2015 and 2014, and all other services performed:

	Year Ended September 30,
	2015	2014
Audit Fees	$944,957	$855,046
Audit-Related Fees	—	—
Tax Fees	63,452	101,259
All Other Fees	—	—

Total	$1,008,409	$956,305

The Audit Committee pre-approved all of the services described above pursuant to engagements that occurred in fiscal 2015 and 2014.

The Audit Committee’s current practice on pre-approval of services performed by the independent registered public accounting firm is to approve annually all audit services and each recurring permissible non-audit service to be provided by the independent registered public accounting firm during the fiscal year. In addition, the Audit Committee may pre-approve other non-audit services during the year on a case-by-case basis, and delegates authority to grant such pre-approvals during the year between Audit Committee meetings to the Audit Committee Chairman. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the independent registered public accounting firm’s independence.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2016.

ADDITIONAL MATTERS

Our Annual Report on Form 10-K for the fiscal year ended September 30, 2015, including our consolidated financial statements, is being mailed or made available with this Proxy Statement.

As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the annual meeting other than those referred to herein. If any other matters properly come before the annual meeting calling for a vote of stockholders, it is intended that the shares represented by the proxies solicited by our Board of Directors will be voted by the persons named therein in accordance with their best judgment.

By Order of the Board of Directors,

David H. Sampsell

Vice President, Corporate Development, General Counsel & Corporate Secretary

Dated: December 11, 2015

Appendix A

Digi International Inc.

2016 Omnibus Incentive Plan

1.         Purpose.   The purpose of the Digi International Inc. 2016 Omnibus Incentive Plan (the “Plan”) is to promote the interests of the Company and its stockholders by providing key personnel of the Company and its Affiliates and Non-Employee Directors with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its Affiliates. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel and Non-Employee Directors of outstanding ability.

2.         Definitions.

2.1         The capitalized terms used elsewhere in the Plan have the meanings set forth below.

(a)     “Affiliate” means any corporation that is a “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Code Sections 424(e) and (f), or any successor provisions, and, for purposes other than the grant of Incentive Stock Options, any entity in which the Company or any such “subsidiary corporation” owns at least 20% of the combined voting power of the entity’s voting securities and which is designated by the Committee as covered by the Plan.

(b)     “Agreement” means a written or electronic contract (i) entered into between the Company and a Participant and (ii) containing the terms and conditions of an Award in such form and not inconsistent with the Plan as the Committee shall approve from time to time, together with all amendments thereto, which amendments may be unilaterally made by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and not required to comply with applicable law or stock exchange rules.

(c)     “Award” or “Awards” means a grant made under the Plan in the form of Restricted Stock, Options, Stock Appreciation Rights, Stock Units, an Other Stock-Based Award or a Cash Incentive Award.

(d)     “Board” means the Board of Directors of the Company.

(e)     “Cash Incentive Award” means an Award described in Section 8.2 of the Plan.

(f)     “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute.

(g)     “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Plan Section 3.1, each of whom shall be (i) an independent director within the meaning and rules of the Nasdaq Stock Market, (ii) a “non-employee director” within the meaning of Exchange Act Rule 16b-3 and (iii) an “outside director” for purposes of Code Section 162(m). Unless otherwise specified by the Board, the Committee shall be the Compensation Committee of the Board.

(h)     “Company” means Digi International Inc., a Delaware corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

(i)     “Effective Date” means the date specified in Plan Section 13.1.

(j)     “Employee” means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.

(k)     “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time or any successor statute.

(l)     “Exchange Act Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as now in force and in effect from time to time or any successor regulation.

(m)     “Fair Market Value” as of any date means, unless otherwise expressly provided in the Plan, the fair market value of a Share determined as follows:

(i)     If the Shares are then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be the closing sale price for a Share on the principal securities market on which it trades on such date, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(ii)     If clause (i) is inapplicable, then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.

In the case of an Incentive Stock Option, if this determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance with those regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Plan Section 17.

(n)     “Full Value Award” means any Award other than an Option Award, Stock Appreciation Rights Award or Cash Incentive Award.

(o)     “Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

(p)     “Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Code Section 422 or any successor provision.

(q)     “Insider” as of a particular date means any person who, as of that date, is a director of the Company or an officer of the Company as defined under Exchange Act Rule 16a-1(f) or its successor provision.

(r)     “Non-Employee Director” means a member of the Board who is not an Employee.

(s)     “Non-Statutory Stock Option” means an Option other than an Incentive Stock Option.

(t)     “Option” means a right to purchase Stock, including both Non-Statutory Stock Options and Incentive Stock Options.

(u)     “Other Stock-Based Award” means an Award described in Section 8.1 of the Plan.

(v)     “Participant” means a person to whom an Award is or has been made in accordance with the Plan.

(w)     “Performance-Based Compensation” means a Full Value or Cash Incentive Award to a person who is, or is determined by the Committee to likely become, a “covered employee” (as defined in Code Section 162(m)(3)) and that is intended to constitute “performance-based compensation” within the meaning of Code Section 162(m)(4)(C).

(x)     “Performance Cycle” means the period of time as specified in an Agreement over which a performance-based Award is to be earned.

(y)     “Plan” means this Digi International Inc. 2016 Omnibus Incentive Plan, as may be amended and in effect from time to time.

(z)     “Prior Plans” means the Digi International Inc. 2000 Omnibus Stock Plan, as amended and restated as of December 4, 2009 (the “2000 Plan”), the Digi International Inc. 2013 Omnibus Incentive Plan (the “2013 Plan”) and the Digi International Inc. 2014 Omnibus Incentive Plan (the “2014 Plan”).

(aa)     “Restricted Stock” means Stock granted under Plan Section 7 so long as such Stock remains subject to one or more restrictions.

(bb)     “Section 16” or “Section 16(b)” means Section 16 or Section 16(b), respectively, of the Exchange Act or any successor statute and the rules and regulations promulgated thereunder as in effect and as amended from time to time.

(cc)     “Share” means a share of Stock.

(dd)     “Stock” means the common stock, par value $.01 per share, of the Company.

(ee)     “Stock Appreciation Right” means a right, the value of which is determined in relation to the appreciation in value of Shares pursuant to an Award granted under Plan Section 10.

(ff)     “Stock Unit” means an Award described in Section 11 of the Plan.

(gg)     “Subsidiary” means a “subsidiary corporation,” as that term is defined in Code Section 424(f) or any successor provision.

(hh)     “Substitute Award” means an Award granted under the circumstances described in Section 21 of the Plan.

(ii)     “Successor” with respect to a Participant means the legal representative of an incompetent Participant, and if the Participant is deceased the estate of the Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award, acquire the right to exercise an Option or Stock Appreciation Right or to receive cash and/or Shares issuable in satisfaction of an Award in the event of the Participant’s death.

(jj)     “Term” means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions or terms and conditions placed on Restricted Stock or any other Award are in effect.

(kk)     “Transferee” means any “family member” of a Participant as the term is defined in General Instruction A(5) to Form S-8 under the Securities Act of 1933, as amended.

2.2         Gender and Number. Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

3.         Administration and Indemnification.

3.1         Administration.

(a)     The Committee shall administer the Plan. The Committee shall have exclusive power to (i) make Awards, (ii) determine when and to whom Awards will be granted, the form of each Award, the amount of each Award, and any other terms or conditions of each Award consistent with the Plan, and (iii) determine whether, to what extent and under what circumstances, Awards may be settled, paid or exercised in cash, Shares or other Awards, or other property or canceled, forfeited or suspended. Each Award shall be subject to an Agreement authorized by the Committee. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Any such action of the Committee shall be valid and effective even if any member of the Committee at the time of the action is later determined not to have satisfied all of the criteria for membership in clauses (i), (ii) and (iii) of Section 2(f). Notwithstanding the foregoing, the Board shall have the sole and exclusive power to administer the Plan with respect to Awards granted to Non-Employee Directors.

(b)     Solely for purposes of determining and administering Awards to Participants who are not Insiders, the Committee may delegate all or any portion of its authority under the Plan to one or more persons who are not Non-Employee Directors.

(c)     To the extent within its discretion and subject to Plan Sections 16, 17, and 19, the Committee may amend the terms and conditions of any outstanding Award.

(d)     It is the intent that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3, except in such instances as the Committee, in its discretion, may so provide. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 3.1(d), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applicable to Insiders to the extent permitted by law and in the manner deemed advisable by the Committee.

(e)     The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein. Consistent with its terms, the Committee shall have the power to establish, amend or waive regulations to administer the Plan. In carrying out any of its responsibilities, the Committee shall have discretionary authority to construe the terms of the Plan and any Award or Agreement made under the Plan.

(f)     The Committee may grant Awards to Employees and other eligible service providers who are foreign nationals, who are located outside of the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory requirements of countries outside of the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. In connection therewith, the Committee may establish such sub-plans and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.

3.2         Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company’s expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

4.         Shares Available Under the Plan and Maximum Awards.

4.1         Number of Shares Available for Grants. Subject to adjustment as provided in Sections 4.1(a) and 17 herein, the number of Shares that may be the subject of Awards and issued to Participants under the Plan shall be 1,500,000. After the Effective Date, no additional awards may be granted under the Prior Plans. Each Share subject to an Award granted under the Plan shall be counted against the maximum Share limitation as one Share, except that Shares subject to Substitute Awards shall not be counted against this maximum Share limitation, nor shall they reduce the number of Shares authorized for grant to a Participant in any calendar year. The Shares to be delivered under the Plan will be made available from authorized but unissued Shares or issued Shares that are held in the Company’s treasury.

(a)     Any Shares subject to an Award under this Plan, or to an award granted under one of the Prior Plans that is outstanding on the Effective Date (a “Prior Plan Award”), that expires, is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements, is settled for cash or otherwise terminates without payment being made thereunder shall, to the extent of such expiration, forfeiture, cancellation, return, cash settlement or termination, again be available for grant under the Plan. Each Share that again becomes available for grant pursuant to the preceding sentence shall increase the total number of Shares remaining available for Awards by one Share. The following Shares will, however, continue to be charged against the foregoing maximum Share limitation and will not again become available for grant: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the settlement of the Stock Appreciation Right upon its exercise, and (iv) Shares repurchased by the Company with proceeds received from the exercise of a stock option issued under this Plan or the Prior Plan.

(b)     Where two or more types of Awards (all of which are payable in Shares) are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the maximum Share limitation shall be the maximum number of Shares available under the larger of the two Awards.

(c)     If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the number of shares remaining available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of Shares authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

(d)     Additional rules for determining the number of Shares granted under the Plan may be made by the Committee as it deems necessary or desirable.

(e)     No fractional Shares may be issued under the Plan; however, cash shall be paid in lieu of any fractional Share in settlement of an Award.

4.2         Individual Award Limitations. Subject to adjustment pursuant to Plan Section 17, the maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Options is 350,000, and the maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Stock Appreciation Rights is 175,000.

5.         Eligibility. Participation in the Plan shall be limited to Employees, Non-Employee Directors and any consultant or advisor who is a natural person and who provides services to the Company or any Affiliate (other than in connection with (i) the offer or sale of securities in a capital-raising transaction or (ii) directly or indirectly promoting or maintaining a market in Company securities). The granting of Awards is solely at the discretion of the Committee, except that Incentive Stock Options may only be granted to Employees. References herein to “employed,” “employment” or similar terms (except “Employee”) shall include the providing of services to the Company or an Affiliate as a Non-Employee Director, consultant or advisor. Neither the transfer of employment of a Participant between any of the Company or its Affiliates, nor a leave of absence granted to such Participant and approved by the Committee, shall be deemed a termination of employment for purposes of the Plan.

6.         General Terms of Awards.

6.1         Amount of Award. Each Agreement shall set forth the number of Shares of Restricted Stock, Stock or Stock Units subject to the Agreement, or the number of Shares to which the Option subject to the Agreement applies or with respect to which payment upon the exercise of the Stock Appreciation Right subject to the Agreement is to be determined, as the case may be, together with such other terms and conditions applicable to the Award as determined by the Committee acting in its sole discretion.

6.2         Term. Each Agreement, other than those relating solely to Awards of Shares without restrictions, shall set forth the Term of the Option, Stock Appreciation Right, Restricted Stock, Stock Unit or other Award or the Performance Cycle for any performance-based Award, as the case may be. Acceleration of the expiration of the applicable Term is permitted, upon such terms and conditions as shall be set forth in the Agreement, which may, but need not, include, without limitation, acceleration in the event of the Participant’s death or retirement. Acceleration of the Performance Cycle of any performance-based Awards shall be subject to Plan Section 6.6. Each award granted to a Participant shall have such Term as the Committee shall determine at the time of grant; provided, however, that any such Term shall not exceed seven (7) years.

6.3         Transferability. Except as provided in this Section, during the lifetime of a Participant to whom an Award is granted, only that Participant (or that Participant’s legal representative) may exercise an Option or Stock Appreciation Right, or receive payment with respect to Stock Units or any other Award. No Award of Restricted Stock (before the expiration of the restrictions), Options, Stock Appreciation Rights or Stock Units or other Award may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a Successor in the event of a Participant’s death or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder; any attempted transfer in violation of this Section 6.3 shall be of no effect. Notwithstanding the immediately preceding sentence, the Committee, in an Agreement or otherwise at its discretion, may provide that the Award (other than Incentive Stock Options) may be transferable to a Transferee if the Participant does not receive any consideration for the transfer. Any Award held by a Transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof to the Transferee. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death, disability or termination of employment of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any Transferee.

6.4         Termination of Employment. Except as otherwise determined by the Committee or provided by the Committee in an Agreement, in case of a Participant’s termination of employment (which includes other service relationships as provided in Section 5), the following provisions shall apply:

(a)     Options and Stock Appreciation Rights.

(i)         If a Participant’s employment with the Company and its Affiliates terminates because of the Participant’s death, then any Option or Stock Appreciation Right that has not expired or been terminated shall become exercisable in full if the Participant’s employment has been continuous between the date the Option or Stock Appreciation Right was granted and the date of such Participant’s death, and may be exercised by the Participant’s Successor at any time, or from time to time, within one year after the date of the Participant’s death.

(ii)         If a Participant’s employment with the Company and its Affiliates terminates because the Participant is disabled (within the meaning of Section 22(e)(3) of the Code), then any Option or Stock Appreciation Right that has not expired or been terminated shall become exercisable in full if the Participant’s employment has been continuous between the date the Option or Stock Appreciation Right was granted and the date of such disability, and the Participant or the Participant’s Successor may exercise such Option or Stock Appreciation Right at any time, or from time to time, within one year after the date of the Participant’s termination of employment.

(iii)         If a Participant’s employment terminates for any reason other than death or disability, then any Option or Stock Appreciation Right that has not expired or been terminated shall remain exercisable for three months after termination of the Participant’s employment, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Participant’s termination of employment; provided, however, that if the Participant is a Non-Employee Director, the Option or Stock Appreciation Right shall remain exercisable until the expiration of the Term after such Non-Employee Director ceases to be a director of the Company but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Non-Employee Director ceasing to be a director.

(iv)         Notwithstanding the foregoing Plan Sections 6.4(a)(i), (ii) and (iii), in no event shall an Option or a Stock Appreciation Right be exercisable after the expiration of the Term of such Award. Any Option or Stock Appreciation Right that is not exercised within the periods set forth in Plan Sections 6.4 (i), (ii) and (iii), except as otherwise provided by the Committee in the Agreement, shall terminate as of the end of the periods described in such Sections.

(b)    Performance-Based Full Value Awards. If a Participant’s employment with the Company and its Affiliates terminates during a Performance Cycle because of death or disability, or under other circumstances provided by the Committee in its discretion in the Agreement or otherwise, the Participant, unless the Committee shall otherwise provide in the Agreement, shall be entitled to a payment with respect to a performance-based Full Value Award at the end of the Performance Cycle based upon the extent to which achievement of performance goals was satisfied at the end of such period (as determined at the end of the Performance Cycle) and prorated for the portion of the Performance Cycle during which the Participant was employed by the Company or its Affiliates. Except as provided in this Section 6.4(b) or in the Agreement, if a Participant’s employment or other service relationship with the Company and its Affiliates terminates during a Performance Cycle, then such Participant shall not be entitled to any payment with respect to that Performance Cycle.

(c)     Time Vested Restricted Stock and Stock Unit Awards. Unless otherwise provided in the Agreement, in case a Participant’s employment with the Company and its Affiliates terminates because of death or disability, the Participant shall be entitled to have vest upon such termination of employment a number of Shares of Restricted Stock or a number of Stock Units under outstanding Awards subject only to service-based vesting that has been prorated for the portion of the Term of the Awards during which the Participant was employed by the Company and its Affiliates, and, with respect to such Shares or Stock Units, all restrictions shall lapse. Any Shares of Restricted Stock or Stock Units that do not vest and as to which restrictions do not lapse under the preceding sentence shall terminate at the date of the Participant’s termination of employment and such Shares of Restricted Stock or Stock Units shall be forfeited to the Company.

6.5     Rights as Stockholder. Each Agreement shall provide that a Participant shall have no rights as a stockholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Stock, if any, to which the Award relates.

6.6     Performance-Based Awards. Any Award may be granted as a performance-based Award if the Committee establishes one or more measures of Company, Subsidiary, business unit or individual performance which must be attained, and the Performance Cycle over which the specified performance is to be attained, as a condition to the vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall determine the extent to which performance goals have been attained and other applicable terms and conditions have been satisfied, and the degree to which vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award has been earned. Any performance-based Award that is intended by the Committee to qualify as Performance-Based Compensation shall additionally be subject to the requirements of Section 12 of this Plan. Except as provided in Section 12 with respect to Performance-Based Compensation, the Committee shall also have the authority to provide, in an Agreement or otherwise, for the acceleration of a Performance Cycle and an adjustment or waiver of the achievement of performance goals upon the occurrence of certain events, which may, but need not include, without limitation, a Fundamental Change, a recapitalization, a change in the accounting practices of the Company, a change in a Participant’s title or employment responsibilities, a Participant’s death or retirement or, with respect to settlements in Shares with respect to an Award, a reclassification, stock dividend, stock split or stock combination as provided in Plan Section 17. An Agreement also may provide for a limitation on the value of an Award that a Participant may receive.

6.7     Dividends and Dividend Equivalents. Any dividends or distributions paid with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the Shares to which such dividends or distributions relate, except for regular cash dividends on Shares subject to the unvested portion of a Restricted Stock Award that is subject only to service-based vesting conditions. In its discretion, the Committee may provide in an Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents on the units or other Share equivalents subject to the Award based on dividends actually declared on outstanding Shares. The terms of any dividend equivalents will be as set forth in the applicable Award Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Any dividend equivalents payable with respect to the unvested portion of a Stock Unit Award or an Other Stock-Based Award that is performance-based within the meaning of Section 6.6 will be subject to the same restrictions as the units or other Share equivalents to which such dividend equivalents relate. The Committee may, in its discretion, provide in Award Agreements for restrictions on dividends and dividend equivalents in addition to those specified in this Section 6.7.

7.         Restricted Stock Awards.

7.1         Nature of Award. An Award of Restricted Stock under the Plan shall consist of Shares subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Agreement. The Committee may provide for the lapse or waiver of any such restrictions or conditions and the vesting of the Shares based on such factors or criteria as the Committee, in its sole discretion, may determine.

7.2         Stock Certificates. Except as otherwise provided in the applicable Agreement, each Stock certificate issued with respect to an Award of Restricted Stock shall either be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, or bear such legends with respect to the restricted nature of the Restricted Stock evidenced thereby as shall be provided for in the applicable Agreement.

7.3         Vesting of Awards. The Agreement shall describe the terms and conditions by which the restrictions and conditions of forfeiture upon awarded Restricted Stock shall lapse and the Shares vest. Upon the lapse of the restrictions and conditions, Shares free of restrictive legends, if any, relating to such restrictions shall be issued to the Participant or a Successor or Transferee.

7.4         Rights as a Stockholder. Except as otherwise provided in the Plan, a Participant or a Transferee with a Restricted Stock Award shall have all the rights of a stockholder, including the right to vote the Shares of Restricted Stock.

8.         Other Awards.

8.1        Other Stock-Based Awards. The Committee may from time to time grant Stock and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards, provided that such Awards shall not be inconsistent with the terms and purposes of the Plan. The Committee may, at its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

8.2        Cash Incentive Awards. A Cash Incentive Award shall be considered a performance-based Award for purposes of, and subject to, Section 6.6, the payment of which shall be contingent upon the degree to which one or more specified performance goals have been achieved over a specified Performance Cycle. Cash Incentive Awards may be granted to any Participant in such amounts and upon such terms and at such times as shall be determined by the Committee, and may be denominated in units that have a dollar value established by the Committee as of the applicable grant date. Following the completion of the applicable Performance Cycle and the vesting of a Cash Incentive Award, payment of the settlement amount of the Award to the Participant shall be made at such time or times in the form of cash or other forms of Awards under the Plan (valued for these purposes at their grant date fair value) or a combination of cash and other forms of Awards as determined by the Committee and specified in the applicable Agreement. If a Cash Incentive Award is not by its terms exempt from the requirements of Code Section 409A, then the applicable Agreement shall contain terms and conditions intended to avoid adverse tax consequences specified in Code Section 409A.

9.         Stock Options.

9.1        Terms of All Options.

(a)     An Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Statutory Stock Option. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the Agreement, but shall not be less than the Fair Market Value of a Share as of the date the Option is granted, except in the case of Substitute Awards.

(b)     The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, provided that to the extent permitted by law, the Agreement may permit some or all Participants to simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from the sale as payment of the purchase price of the Shares. The purchase price may be payable in cash or in such other manner as the Committee may permit, including by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant or by the Company withholding Shares otherwise issuable to the Participant upon the exercise of the Option (in either case, such Shares delivered or withheld having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option), or a combination thereof, as determined by the Committee, but no fractional Shares will be issued or accepted.

(c)     Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. In no event shall any Option be exercisable at any time after the expiration of its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated.

(d)     Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the seventh (7th) anniversary date of its grant.

9.2         Incentive Stock Options. In addition to the other terms and conditions applicable to all Options:

(a)     The maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the maximum number of Shares that may be the subject of Awards and issued under the Plan as provided in the first sentence of Section 4.1.

(b)     The aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under the Plan and all other incentive stock option plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option. To the extent an Option or Options granted to a Participant exceed this limit, the Option(s) shall be treated as Non-Statutory Stock Option(s).

(c)     The Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify this Option as an Incentive Stock Option.

(d)     Notwithstanding any other provision of the Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if, at the time the Award is granted, the Participant owns (after application of the rules contained in Code Section 424(d), or its successor provision), Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries, unless (i) the exercise price for all Shares subject to that Incentive Stock Option is at least 110% of the Fair Market Value of a Share on the date of grant and (ii) that Option is not exercisable after the date five years from the date that Incentive Stock Option is granted.

10.         Stock Appreciation Rights. An Award of a Stock Appreciation Right shall entitle the Participant (or a Successor or Transferee), subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified price that shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right. A Stock Appreciation Right may be granted in connection with part or all of, in addition to, or completely independent of an Option or any other Award under the Plan. If issued in connection with a previously or contemporaneously granted Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels a pro rata portion of the Option with which it is connected and vice versa. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement. No Stock Appreciation Right shall be exercisable at any time after the expiration of its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant or a Successor or Transferee shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right. The Term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such Term shall not exceed seven (7) years.

11.         Stock Units.

11.1        Vesting and Consideration. A Stock Unit shall consist of the right to receive, in cash and/or in Shares as determined by the Committee, the Fair Market Value of one or more Shares, with any Stock Unit Award subject to such vesting conditions, and the corresponding lapse of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.

11.2        Payment of Award. Following the vesting of a Stock Unit Award, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan subject to restrictions on transfer and forfeiture conditions) or a combination of cash and Shares as determined by the Committee. If the Stock Unit Award is not by its terms exempt from the requirements of Code Section 409A, then the applicable Agreement shall contain terms and conditions intended to avoid adverse tax consequences specified in Code Section 409A.

12.         Performance-Based Compensation.

12.1        Designation of Awards. If the Committee determines at the time a Full Value Award or a Cash Incentive Award is granted to a Participant that such Participant is, or is likely to be, a “covered employee” for purposes of Code Section 162(m) as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, then the Committee may provide that this Section 12 will be applicable to such Award, which shall be considered Performance-Based Compensation.

12.2        Compliance with Code Section 162(m). If an Award is subject to this Section 12, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement over the applicable Performance Cycle of one or more performance goals based on one or more of the performance measures specified in Section 12.4. The Committee will select the applicable performance measure(s) and specify the performance goal(s) based on those performance measures for any Performance Cycle, specify in terms of an objective formula or standard the method for calculating the amount payable to a Participant if the performance goal(s) are satisfied, and certify the degree to which applicable performance goals have been satisfied and any amount payable in connection with an Award subject to this Section 12, all within the time periods prescribed by and consistent with the other requirements of Code Section 162(m). In specifying the performance goals applicable to any performance period, the Committee may provide that one or more objectively determinable adjustments shall be made to the performance measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered “non-GAAP financial measures” within the meaning of Rule 101 under Regulation G promulgated by the Securities and Exchange Commission. The Committee may also adjust performance goals for a Performance Cycle to the extent permitted by Code Section 162(m) in connection with an event described in Section 17 to prevent the dilution or enlargement of a Participant’s rights with respect to Performance-Based Compensation. The Committee may adjust downward, but not upward, any amount determined to be otherwise payable in connection with such an Award. The Committee may also provide, in an Agreement or otherwise, that the achievement of specified performance goals in connection with an Award subject to this Section 12 may be waived upon the death or Disability of the Participant or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify as “performance-based compensation” under Code Section 162(m).

12.3        Limitations. With respect to Awards of Performance-Based Compensation, the maximum number of Shares that may be the subject of any Full Value Awards that are denominated in Shares or Share equivalents and that are granted to any one Participant during any calendar year shall not exceed 175,000 Shares (subject to adjustment as provided in Section 17). The maximum amount payable with respect to any Cash Incentive Awards and Full Value Awards that are denominated other than in Shares or Share equivalents and that are granted to any one Participant during any calendar year shall not exceed $1,000,000.

12.4        Performance Measures. For purposes of any Full Value Award or Cash Incentive Award considered Performance-Based Compensation subject to this Section 12, the performance measures to be utilized shall be limited to one or a combination of two or more of the following: revenue or net sales; gross profit; operating profit; net income; earnings before one or more of interest, taxes, depreciation, amortization and other adjustments; profitability as measured by return ratios (including, but not limited to, return on assets, return on equity, return on investment and return on revenues or gross profit) or by the degree to which any of the foregoing earnings measures exceed a percentage of revenues or gross profit; cash flow; market share; margins (including one or more of gross, operating and net earnings margins); stock price; total stockholder return; asset quality; non-performing assets; operating assets; operating expenses; balance of cash, cash equivalents and marketable securities; improvement in or attainment of expense levels or cost savings; operating asset turnover; accounts receivable levels (including measured in terms of days sales outstanding); economic value added; improvement in or attainment of working capital levels; employee retention; customer satisfaction; implementation or completion of critical projects; and growth in customer base. Any performance goal based on one or more of the foregoing performance measures may, in the Committee’s discretion, be expressed in absolute amounts, on a per share basis (basic or diluted), relative to one or more other performance measures, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or a published or special index (including stock market indices) or other external measures, may relate to one or any combination of Company, Affiliate or business unit performance, and may be expressed in terms of differing levels of achievement, such as threshold, target and maximum levels of achievement.

13.         Effective Date and Duration of the Plan.

13.1        Effective Date. The Plan shall become effective on the date it is approved by the Company’s stockholders, which shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i). No Awards shall be made under the Plan prior to its Effective Date. If the Company’s stockholders fail to approve the Plan within 12 months of its approval by the Board, the Plan shall be of no further force or effect.

13.2        Duration of the Plan. The Plan shall remain in effect until all Stock subject to it shall be distributed, all Awards have expired or lapsed, the Plan is terminated pursuant to Plan Section 16, or the tenth anniversary of the Effective Date of the Plan, whichever occurs first (the “Termination Date”). Awards made before the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise. No Award of an Incentive Stock Option shall be made more than 10 years after the Effective Date of the Plan (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option. The date and time at which an Award is made or granted shall be the date and time the Committee approves the grant of the Award, or such later date and time as may be specified by the Committee at the time it approves the Award.

14.         Plan Does Not Affect Employment Status.

14.1        No Entitlement to Award. Status as an eligible Employee or other service provider shall not be construed as a commitment that any Award will be made under the Plan to that eligible Employee or service provider or to eligible individuals generally.

14.2        No Right to Continued Employment. Nothing in the Plan or in any Agreement or related documents shall confer upon any Participant any right to continue in the employment of the Company or any Affiliate or constitute any contract of employment or affect any right that the Company or any Affiliate may have to change such person’s compensation, other benefits, job responsibilities, or title, or to terminate the employment of such person with or without cause.

15.         Tax Withholding. The Company shall have the right to withhold from any cash payment under the Plan to a Participant or other person (including a Successor or a Transferee) an amount sufficient to cover any required withholding taxes. The Company shall have the right to require a Participant or other person receiving Shares under the Plan to pay the Company a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings (but not to exceed the minimum statutory amount required to be withheld if such limitation is necessary to avoid an adverse accounting impact) through a reduction of the number of Shares delivered or delivery or tender to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws.

16.         Amendment, Modification and Termination.

16.1        Amendment, Modification and Termination of Plan. The Board may at any time and from time to time terminate, suspend or modify the Plan. No termination, suspension, or modification of the Plan may materially and adversely affect any right acquired by any Participant or Successor or Transferee under an Award granted before the date of termination, suspension, or modification, unless (i) otherwise agreed to by the Participant in the Agreement or otherwise, or (ii) such action is necessary to comply with applicable law or stock exchange rules. It will be conclusively presumed that any adjustment for changes in capitalization provided for in Plan Sections 6.6 or 17 does not adversely affect these rights.

16.2        Amendment of Agreement. Subject to Section 19, the Committee may unilaterally amend the terms of any Agreement previously granted, except that no such amendment may materially and adversely affect the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 20.3.

17.         Adjustment for Changes in Capitalization. In the event of any equity restructuring (within the meaning of authoritative guidance issued by the Financial Accounting Standards Board relating to stock-based compensation) that causes the per Share value of Shares to change, such as a stock dividend, stock split, spin off, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be made an equitable adjustment to (i) the number and kind of Shares that may be issued under the Plan, (ii) the limitations on the number of Shares that may be issued to an individual Participant as an Option or a Stock Appreciation Right or a Full Value Award in any calendar year and (iii) the number and kind of Shares or, subject to Plan Section 6.6, Stock Units, subject to and the exercise price (if applicable) of any then outstanding Awards of Options, Stock Appreciation Rights, Restricted Stock, Stock Units or any other Awards related to shares of Stock (to the extent such other Awards would not otherwise automatically adjust in the equity restructuring); provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause such options to violate Section 422(b) of the Code or any successor provision; provided further, with respect to all Awards, no such adjustment shall be authorized to the extent that such adjustment would cause the Awards to be subject to adverse tax consequences under Section 409A of the Code. In the event of any other change in corporate capitalization, such as a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), including a Fundamental Change (subject to Plan Section 18), or any partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. In no event shall an outstanding Option or Stock Appreciation Right be amended for the sole purpose of reducing the exercise price or grant price thereof.

18.         Fundamental Change. In the event of a proposed Fundamental Change, the Committee may, but shall not be obligated to:

(a)     if the Fundamental Change is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of the outstanding Options and Stock Appreciation Rights by the substitution of options, stock appreciation rights and appropriate voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation; or

(b)     at least ten days before the occurrence of the Fundamental Change, declare, and provide written notice to each holder of an Option or Stock Appreciation Right of the declaration, that each outstanding Option and Stock Appreciation Right, whether or not then exercisable, shall be canceled at the time of, or immediately before the occurrence of the Fundamental Change in exchange for payment to each holder of an Option or Stock Appreciation Right, within ten days after the Fundamental Change, of cash equal to (i) for each Share covered by the canceled Option, the amount, if any, by which the Fair Market Value (as defined in this Section) per Share exceeds the exercise price per Share covered by such Option or (ii) for each Stock Appreciation Right, the price determined pursuant to Section 10, except that Fair Market Value of the Shares as of the date of exercise of the Stock Appreciation Right, as used in clause (i) of Plan Section 10, shall be deemed to mean Fair Market Value for each Share with respect to which the Stock Appreciation Right is calculated determined in the manner hereinafter referred to in this Section. At the time of the declaration provided for in the immediately preceding sentence, each Stock Appreciation Right and each Option shall immediately become exercisable in full and each person holding an Option or a Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option as to all or any part of the Shares covered thereby or the Stock Appreciation Right in whole or in part, as the case may be. In the event of a declaration pursuant to Plan Section 18(b), each outstanding Option and Stock Appreciation Right granted pursuant to the Plan that shall not have been exercised before the Fundamental Change shall be canceled at the time of, or immediately before, the Fundamental Change, as provided in the declaration.

Notwithstanding the foregoing, no person holding an Option or a Stock Appreciation Right shall be entitled to the payment provided for in this Section 18(b) if such Option or Stock Appreciation Right shall have terminated, expired or been cancelled. For purposes of this Section 18 only, “Fair Market Value” per Share means the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the stockholders of the Company upon the occurrence of the Fundamental Change.

19.         Prohibition on Repricing. Except pursuant to Section 17 of the Plan in connection with an equity restructuring, or pursuant to Section 18 of the Plan in connection with a Fundamental Change, in either case in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the Plan, no Option or Stock Appreciation Right granted under the Plan may be amended to decrease the exercise price or grant price thereof, be cancelled in exchange for the grant of any new Option or Stock Appreciation Right with a lower exercise or grant price or any new Full Value Award, be repurchased by the Company or any Affiliate, or otherwise be subject to any action that would be treated under accounting rules or otherwise as a “repricing” of such Option or Stock Appreciation Right, unless such action is first approved by the Company’s stockholders.

20.          Forfeitures and Compensation Recovery.

20.1        Forfeiture for Cause. Notwithstanding any other provision of the Plan or an Agreement, if a Participant’s employment is terminated for cause as defined in this Section 20.1, then as of the date of such termination, any of the Participant’s outstanding Awards that have not vested or been exercised by the Participant will be forfeited to the Company. For purposes of this Section 20.1, “cause” means the Participant: (i) committed a felony or a crime involving moral turpitude or committed any other act or omission involving fraud, embezzlement or any other act of dishonesty in the course of his employment by the Company or an Affiliate which conduct damaged the Company or an Affiliate; (ii) substantially and repeatedly failed to perform duties of the office held by the Participant as reasonably directed by the Company or an Affiliate; (iii) committed gross negligence or willful misconduct with respect to the Company or an Affiliate; (iv) committed a material breach of any employment agreement between the Participant and the Company or an Affiliate that is not cured within ten (10) days after receipt of written notice thereof from the Company or the Affiliate, as applicable; (v) failed, within ten (10) days after receipt by the Participant of written notice thereof from the Company or an Affiliate, to correct, cease or otherwise alter any failure to comply with instructions or other action or omission which the Board reasonably believes does or may materially or adversely affect the Company’s or an Affiliate’s business or operations; (vi) committed misconduct which is of such a serious or substantial nature that a reasonable likelihood exists that such misconduct will materially injure the reputation of the Company or an Affiliate; (vii) harassed or discriminated against the Company’s or an Affiliate’s employees, customers or vendors in violation of the Company’s policies with respect to such matters; (viii) misappropriated funds or assets of the Company or an Affiliate for personal use or willfully violated the Company policies or standards of business conduct as determined in good faith by the Board; (ix) failed, due to some action or inaction on the part of the Participant, to have immigration status that permits the Participant to maintain full-time employment with the Company or an Affiliate in the United States in compliance with all applicable immigration law; or (x) disclosed trade secrets of the Company or an Affiliate. The findings and decision of the Committee or the Board, if applicable, with respect to any such matter, including those regarding the acts of the Participant and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or an Affiliate.

20.2         Forfeiture Events. The Committee may specify in an Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of employment for any other reason, violation of material policies of the Company and its Affiliates, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and its Affiliates.

20.3         Compensation Recovery Policy. Awards and any compensation associated therewith may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law. Any Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

21.         Corporate Mergers, Acquisitions, Etc. The Committee may also grant Substitute Awards under the Plan in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, restricted stock or other awards granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a Subsidiary is a party. The terms and conditions of the Substitute Awards may vary from the terms and conditions set forth in the Plan to the extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

22.         Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor or Transferee. To the extent any person acquires a right to receive an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

23.         Limits of Liability.

23.1         Contractual Liability Only. Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

23.2         Liability Limit. Except as may be required by law, neither the Company nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

24.         Compliance with Applicable Legal Requirements. No certificate for Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company’s Shares may, at the time, be listed.

25.         Deferrals and Settlements. The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

26.         Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

27.         Beneficiary Upon Participant’s Death. To the extent that the transfer of a Participant’s Award at his or her death is permitted under an Agreement, a Participant’s Award shall be transferable at death to the estate or to the person who acquires the right to succeed to the Award by bequest or inheritance.

28.         Requirements of Law.

28.1        Governing Law. To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.

28.2        Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

29.         Code Section 409A. It is intended that (i) all Awards of Options, Stock Appreciation Rights and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and the Committee shall endeavor to structure Awards and administer and interpret the Plan in accordance with this intent. The Plan and any Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code Section 409A, and any such amendment shall conclusively be presumed to be necessary to comply with applicable law. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:

(1)     If any amount is payable under such Award upon a termination of employment, a termination of employment will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A; and

(2)     If any amount shall be payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s separation from Service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A.

None of the Company, the Committee nor any other person involved with the administration of this Plan shall in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A. By accepting an Award under this Plan, each Participant acknowledges that the Company has no duty or obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A.

DIGI INTERNATIONAL INC. ATTN: OFFICE OF GENERAL COUNSEL 11001 BREN RD. EAST MINNETONKA, MN 55343	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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VOTE BY PHONE - 1-800-690-6903

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M98270-P71371	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DIGI INTERNATIONAL INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors		☐	☐	☐

Nominees for terms expiring in 2019

	01)	Spiro C. Lazarakis
	02)	Ahmed Nawaz

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:		For	Against	Abstain

2.	Company proposal to approve the Digi International Inc. 2016 Omnibus Incentive Plan.	☐	☐	☐

3.	Company proposal to cast a non-binding advisory vote on executive compensation.	☐	☐	☐

4.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the company for the 2016 fiscal year.	☐	☐	☐

NOTE: If any other matters properly come before the annual meeting calling for a vote of stockholders, the shares represented by this proxy will be voted by the persons named herein in accordance with their best judgment.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

DIGI INTERNATIONAL INC. 11001 Bren Road East Minnetonka, Minnesota 55343
Annual Meeting of Stockholders
February 1, 2016
3:30 P.M.

11001 Bren Road East
Minnetonka, Minnesota

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M98271-P71371

DIGI INTERNATIONAL INC.

Annual Meeting of Stockholders

February 1, 2016, 3:30 P.M.

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Ronald E. Konezny and Michael C. Goergen, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes such Proxies to represent and to vote, as designated on the reverse, all shares of Common Stock of Digi International Inc. held of record by the undersigned at the close of business on December 4, 2015, at the Annual Meeting of Stockholders to be held on February 1, 2016, or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side